                           SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                            1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
                                        [_]  Confidential, for Use of the
                                             Commission Only (as Permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                      ELECTRONIC DATA SYSTEMS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                      ELECTRONIC DATA SYSTEMS CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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Notes:

                                 [LOGO OF EDS]


                                                                Richard H. Brown
                               Chairman of the Board and Chief Executive Officer


                                                                   April 2, 2001


Dear fellow shareholder:

     On behalf of your Board of Directors, it is my pleasure to invite you to attend the 2001 Annual Meeting of Shareholders of EDS. The meeting will be held on Tuesday, May 22, 2001, at 1:00 p.m. local time, at The Plano Centre, 2000 E. Spring Creek Parkway, Plano, Texas 75074. You will find information regarding the matters to be voted on at the meeting in the following pages. The 2000 Annual Report to Shareholders is also enclosed with these materials.

     Please let us know whether you plan to attend the meeting by marking the appropriate box on your proxy card or, if you vote by telephone or Internet, indicating your plans when prompted. If you are a shareholder of record, please bring the top portion of the proxy card to the meeting as your admission ticket. If you plan to attend the meeting and your shares are held in street name (by a bank or broker, for example), you may bring a recent account statement to the meeting in lieu of the admission ticket.

     Your vote is important. Whether or not you plan to attend the meeting, please either complete and return the enclosed proxy card in the accompanying envelope or vote through the telephone or Internet voting procedures described on the proxy card (if you hold your shares in street name, telephone or Internet voting will be available to you only if offered by your bank or broker). Please note that your completed proxy, or your telephone or Internet vote, will not prevent you from attending the meeting and voting in person should you so choose.

     I look forward to seeing you at the meeting.

                                                  Sincerely,



                                                  Richard H. Brown



Our Annual Report and Proxy Statement are available electronically. As an alternative to receiving printed copies of these documents in future years, you may elect to access them electronically and vote on the Internet. To do so, if you are a registered holder, please follow the instructions for Internet voting on your proxy card and, when voting, indicate when prompted that you agree to access these documents electronically in future years. If you hold shares in street name, follow the instructions for Internet voting, if available, on your voting instruction card and indicate if prompted that you agree to access these documents electronically in future years.

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
About the Meeting.............................................................................    1

  Who Can Vote................................................................................    1
  How You Can Vote............................................................................    1
  Revocation of Proxies.......................................................................    1
  Required Votes..............................................................................    1
  Other Matters to be Acted Upon at the Meeting...............................................    2
  Expenses of Solicitation....................................................................    2

Board Of Directors............................................................................    2

  Committees Established By the Board.........................................................    2
  Corporate Governance........................................................................    3
  Compensation of Directors...................................................................    4
  Report of Audit Committee...................................................................    4

Proposal 1: Election Of Directors.............................................................    5

  Directors Standing for Election.............................................................    5
  Directors Continuing in Office..............................................................    6
  Management Stock Ownership..................................................................    8
  Executive Compensation......................................................................    9
    Report of Compensation and Benefits Committee on Executive Compensation...................    9
    Compensation and Benefits Committee Interlocks and Insider Participation..................   11
    Performance Graph.........................................................................   12
    Summary Compensation Table................................................................   13
    Option Grants in 2000.....................................................................   14
    Option Values at December 31, 2000........................................................   14
    Retirement Plans..........................................................................   15
    Employment Agreement with Richard H. Brown................................................   15
    Offer of Employment to James E. Daley.....................................................   16
    Offer of Employment to Troy W. Todd.......................................................   16
    Change of Control Employment Agreements...................................................   17
    Retention Plan............................................................................   18
    Certain Transactions......................................................................   18
    Section 16(a) Beneficial Ownership Reporting Compliance...................................   18

Proposal 2:  Ratification Of Appointment Of Auditors..........................................   19

Proposal 3:  Approval Of Amended And Restated Electronic Data Systems Corporation
             Incentive Plan...................................................................   19

Proposals 4 And 5:  Shareholders' Proposals...................................................   23

  Proposal 4:  Shareholder Proposal Relating To Rights Plans..................................   23
  Proposal 5:  Shareholder Proposal Relating To Majority Vote.................................   25

Shareholder Proposals For 2002 Annual Meeting.................................................   26

Appendix A: Audit Committee Charter...........................................................  A-1

Appendix B: Amended and Restated EDS Incentive Plan...........................................  B-1

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 22, 2001



     The Annual Meeting of Shareholders of Electronic Data Systems Corporation ("EDS") will be held at The Plano Centre, 2000 E. Spring Creek Parkway, Plano, Texas 75074 on Tuesday, May 22, 2001, at 1:00 p.m. local time. The purpose of the meeting is to vote on the following proposals (in the case of the shareholder proposals, if presented at the meeting) described in the accompanying Proxy Statement, and any other business that may properly be presented at the meeting or any adjournment thereof:


     PROPOSAL 1.  Election of three directors for a three-year term;

     PROPOSAL 2. Ratification of the appointment of KPMG LLP as independent auditors;

     PROPOSAL 3.  Approval of the Amended and Restated EDS Incentive Plan;

     PROPOSAL 4.  Shareholder proposal relating to rights plans; and

     PROPOSAL 5.  Shareholder proposal relating to majority vote.

     The record date for the annual meeting is March 23, 2001. Only shareholders of record at the close of business on that date can vote at the meeting.



                                        D. Gilbert Friedlander
                                        Senior Vice President, Secretary
                                        and General Counsel



April 2, 2001



--------------------------------------------------------------------------------
 If you are a shareholder with a disability requiring special assistance and would like to attend the Annual Meeting, please call EDS Investor Relations at
 (972) 605-8933.  We will make reasonable efforts to accommodate your needs.
--------------------------------------------------------------------------------

                                 [LOGO OF EDS]


                                PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 22, 2001


     The Board of Directors of EDS is soliciting proxies to be used at the 2001 Annual Meeting of Shareholders (the "Meeting"). Distribution of this Proxy Statement and a proxy form is scheduled to begin on April 2, 2001. The mailing address of EDS' principal executive offices is 5400 Legacy Drive, Plano, Texas 75024-3199.

                               ABOUT THE MEETING

Who Can Vote

     Record holders of EDS common stock (the "Common Stock") at the close of business on March 23, 2001, may vote at the Meeting. On that date, 467,456,737 shares of Common Stock were outstanding. Each share is entitled to cast one vote.

How You Can Vote

     If you return your signed proxy, or vote by telephone or the Internet, before the Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director. You can also specify whether you approve, disapprove or abstain from each of the other proposals. Proposals 1, 2 and 3 will be presented at the Meeting by management. Proposals 4 and 5 may be presented by a shareholder.

     If you participate in the EDS Stock Purchase Plan, the Common Stock fund under the EDS 401(k) Plan, the EDS 1996 Incentive Plan, or a dividend reinvestment program, you will receive one proxy card for all shares registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy card for your individual plan shares. Generally, shares in these plans cannot be voted unless the proxy card is signed and returned, although shares held in the 401(k) Plan may be voted in the discretion of the plan trustee.

     IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW; "FOR" THE RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS; FOR THE AMENDED AND RESTATED EDS INCENTIVE PLAN; AND "AGAINST" PROPOSALS 4 AND 5.

Revocation of Proxies

     You can revoke your proxy at any time before it is exercised in any of the following three ways: (1) by submitting written notice of revocation to the Secretary of EDS; (2) by submitting another proxy that is properly signed and later dated; or (3) by voting in person at the Meeting.

Required Votes

     The holders of a majority of the shares entitled to vote who are either present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting.

     The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

     For each other proposal, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the proposal will be required for approval. An abstention with respect to any such proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     If you hold your shares in street name, your broker may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum. EDS understands that, pursuant to New York Stock Exchange rules, the two shareholder proposals on the Meeting agenda are non-discretionary proposals for which your broker may not exercise voting discretion.

Other Matters to be Acted Upon at the Meeting

     We do not know of any other matters to be validly presented or acted upon at the Meeting. Under our Bylaws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders. If any other matter is presented at the Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

Expenses of Solicitation

     The proxies solicited hereby are being solicited by EDS.   The cost of
soliciting proxies will be paid by EDS. Our officers and employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or e-mail. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding proxy materials to beneficial owners of Common Stock.

Shareholders with Multiple Accounts

     Shareholders who previously have elected not to receive an annual report for a specific account may request EDS to promptly mail its 2000 Annual Report to that account by writing EDS Investor Relations, 5400 Legacy Drive, Mail Stop H1-2D-05, Plano, Texas 75024 or by calling (888) 610-1122 or (972) 605-8933.


                              BOARD OF DIRECTORS

     The Board of Directors provides guidance and strategic oversight to the company's management with the objective of optimizing shareholders' returns on their investment in EDS. The Board is designed to assure that there is independent review and oversight as well as approval of significant strategic and management decisions affecting the company. Regular meetings of the Board are held six times per year and special meetings are scheduled when required. The Board held eight meetings in 2000. All current directors attended at least 75% of the meetings of the Board and the Board Committees of which they are members, except Roger A. Enrico. Scheduling conflicts identified prior to Mr. Enrico's appointment to the Board in February 2000 prevented him from attending some of EDS' meetings during his first year in office, but those conflicts have been resolved for future years.

Committees Established by the Board

     The Board of Directors has established the following Committees to assist it in discharging its responsibilities:

     Audit Committee. The Audit Committee, which met five times in 2000, is composed of Ray J. Groves (Chairman), Roger A. Enrico and Ray L. Hunt. Each of such persons is "independent" as such term is defined in the listing standards for the New York Stock Exchange. The Audit Committee recommends to the Board the appointment of independent auditors and reviews the scope and cost of proposed audit and non-audit services as well as the qualifications and independence of the independent auditors. The committee reviews with the independent auditors and internal audit staff the results of audits, any recommendations therefrom and the status of management's actions for implementing such recommendations, as well as the quality and adequacy of our internal financial controls and internal audit staff. It also reviews our annual and quarterly financial statements, programs established to monitor compliance with our Code of Conduct, and the status of material pending litigation and regulatory proceedings. Attached as Appendix A to this Proxy Statement is a copy of the written charter for the Audit Committee adopted by the Board of Directors.

     Compensation and Benefits Committee. The Compensation and Benefits Committee, which met seven times in 2000, is composed of C. Robert Kidder (Chairman), William H. Gray, III and Ray J. Groves. The committee establishes the compensation of our executive officers and reviews recommendations made by the Chief Executive Officer with respect to the long-term incentive compensation of other corporate officers. It also oversees our employee benefit plans, reviews new employee benefit plans and significant amendments to existing plans, and administers all stock based plans.

     Governance Committee. The Governance Committee, which met four times in 2000, is composed of James A. Baker, III (Chairman), William M. Daley and Judith Rodin. The Governance Committee reviews management succession and development plans, recommends to the Board the election of the Chairman and the Chief Executive Officer, and reviews the Chief Executive Officer's recommendations regarding the election of other principal officers. It also reviews Board processes and policies, makes recommendations regarding shareholder proposals, determines the criteria for qualification of directors, and recommends to the Board candidates for director and for committee memberships. The procedures for submission by a shareholder of a director nominee are described below under the heading "Shareholder Proposals for 2002 Annual Meeting."

Corporate Governance

     The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to our shareholders. The current Board structure was established at the time of our split-off from General Motors Corporation in June 1996. The structure was established, and the Board's members selected, in a manner intended to implement governance practices and policies appropriate for EDS and its business, culture and challenges. This included the requirement that a substantial majority of directors be outside, independent directors with no significant financial or personal tie to EDS, that all Board committees be composed entirely of independent directors, and that a significant portion of director compensation be comprised of interests in Common Stock. Since its establishment in 1996, the Board has continually reviewed and updated its practices and policies and developed and adopted significant additional practices and policies that it believes to be appropriate for EDS and in the best interest of its shareholders. These include the following:

 .    Executive Sessions. The outside members of the EDS Board hold periodic executive sessions without the Chief Executive Officer or any other inside director.

 .    CEO Evaluation. The outside directors conduct an annual evaluation of the performance of the Chief Executive Officer. This evaluation is coordinated with the activities of the Compensation and Benefits Committee in setting the Chief Executive Officer's compensation. In addition, the outside directors and the Governance Committee review the performance of other senior executives and, together with the Chief Executive Officer, review succession plans for the company's senior executive positions.

 .    Board Evaluation. The Board periodically conducts a self-evaluation to identify and implement specific improvements to Board activities.

 .    Independence. The Board has adopted a formal definition of independence for its members, and the Governance Committee has adopted specific guidelines for assessing the independence of outside directors. Such definition and guidelines have been amended in order to parallel recent changes in that definition adopted by the New York Stock Exchange. The Governance Committee reviews the independence of each member of the Audit Committee on an annual basis, and each other outside director prior to his or her nomination for election to the Board, using such definition and guidelines.

 .    Retirement/Resignation. The Board's policy regarding director retirement provides that directors shall not be nominated or elected after reaching age 70 unless the Board expressly determines to permit such service, in which case the individual may be nominated or elected for not more than one term after reaching age 70. The Board's policy also provides that a director should submit his or her resignation in the event of a significant change of the job responsibility he or she held at the time of election to the Board. The Board may elect to not accept such resignation.

 .    Charitable Contributions. Charitable contributions by EDS to organizations of which a Board member is an officer, director or trustee must be approved by the Board or the Governance Committee, depending on the size of the contribution.

 .    Written Committee Charters. All Committees of the Board operate under written charters approved and adopted by the Board. Each of these charters were comprehensively reviewed and amended in 2000.

 .    Executive Stock Ownership. As more fully described below in the Report of the Compensation and Benefits Committee on Executive Compensation, that Committee has approved requirements for the ownership of Common Stock by senior executives.

Compensation of Directors

     A director who is also an employee of EDS is not entitled to any additional compensation for serving as a director. Each non-employee director receives annual cash compensation of $35,000, as well as $5,000 for serving as a committee chairman and $2,500 for attendance at each meeting of the Board or a Board committee. In addition, each non-employee director receives on an annual basis (i) options to purchase 4,000 shares of Common Stock at an exercise price equal to the fair market value of the shares at the date of grant and (ii) 500 shares of Common Stock. Such options and stock are subject to restrictions on sale that generally expire ratably over a three-year period. Additional cash compensation of $5,000 was paid to non-employee directors attending the Board's regularly scheduled October meeting due to the number of Board sessions and extensive pre-meeting preparation in connection with that meeting, which took place over a period of two days. A non-employee director may elect each year to receive, in lieu of all or part of the cash fees he or she would otherwise receive in the next year, (i) additional stock options and/or (ii) additional shares of restricted stock.

     Under the Deferred Compensation Plan for Non-employee Directors, a director may elect annually to defer all or a portion of his or her director's fees and to have such deferred fees treated as if they had been invested either in cash or Common Stock. Fees deferred in cash earn interest at a rate, adjusted as of January 1 of each year, equal to 120% of the applicable federal long-term rate published by the Internal Revenue Service, compounded monthly. Fees deferred and treated as if they had been invested in Common Stock are deemed to have purchased shares of Common Stock on the effective date of the deferral at the then fair market value of the stock. All amounts accumulated in the account, including any interest or deemed dividends, are paid to the director in either a lump sum or annual installments commencing upon (i) the date of termination of his or her status as a director or (ii) five years after such date.

Report of Audit Committee

     The Audit Committee oversees EDS' financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the committee has discussed with the independent auditors the auditors' independence from management and EDS, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

     The committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission. The committee and the Board have also recommended the selection of the Company's independent auditors and that such selection be submitted to shareholders for ratification.

                                    Audit Committee
                                    Ray J. Groves, Chairman
                                    Roger A. Enrico
                                    Ray L. Hunt

                      PROPOSAL 1:  ELECTION OF DIRECTORS

     Our Certificate of Incorporation provides for three classes of directors to be as equal in number as possible. Each class serves a three-year term, with one class elected each year. Currently, the Board of Directors is composed of 10 members. The three Class II directors whose terms expire at this Meeting are William M. Daley, Roger A. Enrico and C. Robert Kidder. The Board of Directors has nominated these persons for election as Class II directors. If elected, each director will serve until the annual meeting in 2004, or until he is succeeded by another qualified director who has been elected. All other directors will continue in office until expiration of the terms of their classes at the annual meeting in 2002 or 2003, as the case may be.

     We will vote your shares as you specify in your proxy. If you sign, date and return your proxy but do not specify how you want your shares voted, we will vote them FOR the election of the three nominees listed below. If due to unforeseen circumstances (such as death or disability) a nominee should become unavailable for election, the Board may either reduce the number of directors or substitute another person for the nominee, in which event your shares will be voted for that other person.

     The following information regarding the nominees for director and each current director continuing in office is as of March 15, 2001.

The Board of Directors recommends a vote FOR each of the nominees for director.

Directors Standing for Election

       William M. Daley, 52

       Chairman of the Gore Lieberman 2000 campaign from July to December 2000, and Secretary of the United States Department of Commerce from January 1997 to July 2000. In 1993, Mr. Daley served as Special Counsel to President Clinton to pass the North American Free Trade Agreement. He was a partner at the law firm of Mayer, Brown & Platt from 1985 to 1989 and 1993 to 1997, and was President and Chief Operating Officer of Amalgamated Bank of Chicago from 1989 to 1993. Mr. Daley has been a director of EDS since February 2001.

       Roger A. Enrico, 56

       Chief Executive Officer of PepsiCo Inc. since April 1996, Chairman of the Board since November 1996 and a director since 1987. Mr. Enrico was Vice Chairman of PepsiCo Inc. from 1993 to 1996. He joined PepsiCo Inc. in 1971, became President & CEO of Pepsi-Cola USA in 1983, President & CEO of PepsiCo Worldwide Beverages in 1986, Chairman & CEO of Frito-Lay, Inc. in 1991, and Chairman & CEO of PepsiCo Worldwide Foods in 1992. Mr. Enrico was Chairman and CEO, PepsiCo Worldwide Restaurants, from 1994 to 1997. He is a director of PepsiCo Inc., Target Corporation, and A.H. Belo Corporation. Mr. Enrico has been a director of EDS since February 2000.

       C. Robert Kidder, 56

       Chairman and Chief Executive Officer of Borden, Inc. since January 1995. Mr. Kidder was Chairman and Chief Executive Officer of Duracell International, Inc. from August 1991 through October 1994 and its President and Chief Executive Officer from June 1988 to August 1991. He is a director of Borden, Inc. and Morgan Stanley Dean Witter & Co. Mr. Kidder has been a director of EDS since June 1996.


Directors Continuing in Office
Term Expiring in 2002

       Richard H. Brown, 53

       Chairman and Chief Executive Officer of EDS since January 1999. Prior to joining EDS, Mr. Brown was Chief Executive Officer of Cable & Wireless plc from July 1996 to December 1998. He was President and Chief Executive Officer of H&R Block, Inc., and Chairman of its CompuServe subsidiary, from May 1995 to July 1996. Mr. Brown was Vice Chairman of Ameritech Corporation from January 1993 to May 1995 and President of its Illinois Bell subsidiary from 1990 to 1993. He held various executive positions with United Telecommunications, Inc. from 1981 to 1990, most recently as Executive Vice President, and was with Ohio Bell from 1969 to 1981. Mr. Brown is a director of The Home Depot, Inc. and Vivendi Universal SA.

       James A. Baker, III, 70

       Senior Partner of Baker Botts LLP since March 1993 and a Senior Counselor of The Carlyle Group, a merchant banking firm, since 1993. Mr. Baker served as Senior Counselor to the President of the United States and White House Chief of Staff from August 1992 to January 1993, as Secretary of State from January 1989 to August 1992, as Secretary of the Treasury from 1985 to 1988, and as White House Chief of Staff from 1981 to 1985. He is a director of Reliant Energy Inc. as well as Rice University and the Howard Hughes Medical Institute. Mr. Baker has been a director of EDS since June 1996.

       Judith Rodin, 56

       President of the University of Pennsylvania, as well as a professor of psychology and of medicine and psychiatry at the university, since 1994. Dr. Rodin was Provost of Yale University from 1992 to 1994, and held various professorial and other positions at Yale from 1972 to 1994, including Dean of the Graduate School of Arts and Sciences and Chair of the Department of Psychology. She is a director of AMR Corporation and AETNA, Inc. Dr. Rodin has been a director of EDS since June 1996.


Term Expiring in 2003

       William H. Gray, III, 59

       President and Chief Executive Officer of The College Fund/UNCF since September 1991. Mr. Gray has also served as the Senior Minister of the Bright Hope Baptist Church in Philadelphia since 1972. He served as a Congressman from Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray is a director of Viacom Inc., J.P. Morgan Chase & Co., Dell Computer Corporation, Municipal Bond Investors Assurance Corporation, The Prudential Insurance Company of America, Rockwell International Corporation, Visteon Corporation and Pfizer Corp. He has been a director of EDS since February 1997.

       Ray J. Groves, 65

       Chairman of Legg Mason Merchant Banking, Inc. since March 1995. Mr. Groves retired as Chairman and Chief Executive Officer of Ernst & Young LLP in September 1994, which position he held since 1977. He is a director of Allegheny Technologies Incorporated, Boston Scientific Corporation, Marsh & McLennan Companies, Inc., American Water Works Company, Inc. and The New Power Company. Mr. Groves has been a director of EDS since June 1996.


       Jeffrey M. Heller, 61

       Vice Chairman of EDS since November 2000 and a director of EDS since 1983. Mr. Heller oversees operation of EDS' six global industry groups and its corporate support functions. He was President and Chief Operating Officer of EDS from June 1996 until December 2000, Senior Vice President of EDS from 1984 until June 1996 and Chairman of EDS' Unigraphics Solutions Inc. subsidiary from January 1999 to February 2001. Mr. Heller joined EDS in 1968 and has served in numerous technical and management capacities. He is a director of Unigraphics Solutions Inc., Trammell Crow Company and Mutual of Omaha.

       Ray L. Hunt, 57

       Chairman of the Board, President and Chief Executive Officer of Hunt Consolidated Inc. and Chairman of the Board and Chief Executive Officer of Hunt Oil Company for more than five years. Mr. Hunt is a director of Halliburton Company, Pepsico Inc. and Security Capital Group Incorporated. He has been a director of EDS since June 1996.

Management Stock Ownership

       The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 5, 2001, by each director and nominee for director, the Chief Executive Officer, the executive officers named in the Summary Compensation Table in this Proxy Statement, and all current directors and executive officers as a group. Each of the individuals/groups listed below is the owner of less than one percent of the outstanding Common Stock.

          ----------------------------------------------------------------------------------------------------------------
                                                                                     Amount and Nature of Beneficial
                                       Name                                                     Ownership
            James A. Baker, III..................................................              15,346 (a)(b)(c)
            William M. Daley.....................................................                 125 (c)
            Roger A. Enrico......................................................              11,121 (a)(b)(c)
            William H. Gray, III.................................................               7,063 (a)(c)
            Ray J. Groves........................................................              20,177 (a)(c)
            Ray L. Hunt..........................................................              39,939 (a)(c)
            C. Robert Kidder.....................................................              16,832 (a)(c)
            Judith Rodin.........................................................              15,169 (a)(b)(c)
            Richard H. Brown.....................................................             760,571 (a)(d)(e)(f)
            Jeffrey M. Heller....................................................             644,897 (a)(d)(e)(f)
            James E. Daley.......................................................             148,909 (a)(d)(e)(f)
            Paul J. Chiapparone..................................................             267,909 (a)(d)(f)
            Troy W. Todd.........................................................             260,475 (a)(e)(f)
            Directors and executive officers as a group (17 persons).............           2,378,057 (a)-(f)
          ----------------------------------------------------------------------------------------------------------------

___________________

(a) Includes shares of Common Stock which may be acquired on or before May 4, 2001, through the exercise of stock options as follows: Mr. Baker--4,500 shares; Mr. Enrico--166 shares; Mr. Gray--3,600 shares; Mr. Groves--10,579 shares; Mr. Hunt--13,214 shares; Mr. Kidder--9,466 shares; Dr. Rodin--7,845 shares; Mr. Brown--430,000 shares; Mr. Heller--215,000 shares; Mr. James Daley--130,000 shares; Mr. Chiapparone--80,000 shares; Mr. Todd--230,000 shares; and all directors and executive officers as a group--1,257,736 shares.
(b) Includes restricted stock units granted to the directors under the 1996 Incentive Plan as follows: Mr. Baker--3,632 shares; Mr. Enrico--111 shares; Dr. Rodin--1,816 shares; and all directors as a group--5,559 shares.
(c) Includes compensation deferrals treated as phantom stock under the Non-Employee Director Deferred Compensation Plan as follows: Mr. Baker--1,319 shares; Mr. William Daley--125 shares; Mr. Enrico--789 shares; Mr. Gray-- 2,363 shares; Mr. Groves--7,538 shares; Mr. Hunt--3,417 shares; Mr. Kidder-- 5,066 shares; Dr. Rodin--3,474 shares; and all directors as a group--24,091 shares.
(d) Excludes unvested restricted stock units granted under the 1996 Incentive Plan (and its predecessor) as follows: Mr. Brown--30,000 units; Mr. Heller-- 368,000 units; Mr. James Daley--8,333 units; Mr. Chiapparone--73,000 units; and all executive officers as a group--506,046 units. The units vest (subject to earlier vesting based on the achievement of performance goals by EDS) during the period from 2001 through the earlier of normal retirement or 2009, subject to earlier vesting under the terms of the agreements with certain named executive officers described below.
(e) Includes vested compensation deferrals treated as invested in Common Stock under employee compensation deferral plans and agreements as follows: Mr. Brown--84,098 shares; Mr. Heller--120,508 shares; Mr. James Daley--11,620 shares; Mr. Todd--20,482 shares; and all executive officers as a group-- 242,017 shares.
(f) Includes vested compensation deferrals treated as invested in Common Stock under the EDS 401(k) Plan as follows: Mr. Brown--584 shares; Mr. Heller-- 28,566 shares; Mr. James Daley--540 shares; Mr. Chiapparone--147 shares; Mr. Todd--93 shares; and all executive officers as a group--32,467 shares.

       As of March 5, 2001, the General Motors Special Hourly Employees Pension Trust under the General Motors Hourly Rate Employees Pension Plan, c/o United States Trust Company of New York, 114 West 47th Street, New York, NY 10036, owned 36,622,552 shares of Common Stock, or approximately 7.9% of the outstanding Common Stock.

                            Executive Compensation

Report of Compensation and Benefits Committee on Executive Compensation

     The Compensation and Benefits Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee directors, is responsible for the establishment and administration of the compensation programs for EDS' executives, including the Chief Executive Officer. In fulfilling these responsibilities, the Committee establishes and administers the compensation for the company's executives, including approving adjustments to base salary, establishing targets for the payment of annual incentive bonuses and the vesting of stock-based awards and granting long-term incentive compensation awards. The Committee met seven times in 2000 and routinely reported to the Board on its activities.

     Compensation Philosophy. Our compensation philosophy is based on the premise that executives should receive competitive compensation determined by reference to both EDS' performance and the individual's contribution to that performance. Compensation plans are intended to motivate and reward executives for long-term strategic management and the enhancement of shareholder value, support a performance-oriented environment that rewards achievement of internal business goals, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of EDS.

     In determining compensation levels, the Committee evaluates survey market data prepared by an independent third party consulting firm. The market for EDS' executive talent is broader than the technology and information technology (IT) services industries. Accordingly, we review survey data for two separate comparator groups. One group consists of approximately 25 large global corporations, which include several companies outside the technology and IT services industries. The second group consists of technology companies that are similar in revenues, market capitalization and net income to EDS. These companies primarily represent firms that we believe compete with EDS for executive talent.

     The Committee generally targets total compensation at the 50th percentile of the comparator group companies. However, the Committee believes it is important to put a portion of each executive's total compensation at risk, and therefore seeks to target total compensation above the 50th percentile when EDS significantly exceeds its goals.

     A primary focus of EDS' compensation philosophy has been to encourage significant long-term stock ownership by executives, thereby further linking management and shareholder interests. With that goal in mind, the Committee adopted share ownership guidelines to encourage, and eventually require, executives to own a significant amount of EDS stock. These guidelines are expressed as a multiple of an executive's base pay. Executives will have three years to meet the requirements. Furthermore, EDS' compensation program provides executives with multiple vehicles that will allow them to accumulate EDS stock. These include a non-qualified deferred compensation plan that allows executives to defer base salary, annual incentive compensation and restricted stock units into EDS stock units. The plan also provides a matching contribution, in the form of EDS stock, with respect to cash compensation deferred under the Plan.
In addition, as described below, a portion of executive bonuses are now paid in the form of EDS stock and the Committee has authorized a policy to grant long-term incentive compensation in the form of annual stock option grants to executive officers.

     In addition to benefit plans and programs generally available to all EDS employees, executive compensation consists of the following three principal components: base salary, annual incentive compensation and long-term incentive compensation. The annual and long-term incentive compensation components enable the Committee to subject executive compensation to substantial risk based on achievement-oriented objectives. We have adopted the following approach to base salary, annual incentive compensation and long-term incentive compensation.

     Base Salary. The Committee generally targets base salaries for executive officers at the 50th percentile paid for similar positions by the comparator groups described above. Base salaries are reviewed annually relative to survey market data and individual performance and contribution. The Committee approves actual salary rates for all Section 16 executive officers, including the Chief Executive Officer, as well as certain other executives. Individual executives may be paid higher or lower than the market level depending on a combination of factors, including the executive's performance, responsibilities and experience, as well as his or her opportunity for annual and long-term incentive compensation.

     Annual Incentive Compensation. Annual incentive compensation reflects our policy that a significant portion of each executive's annual compensation be contingent upon the company's current performance as well as the individual executive's contribution to that performance. The Committee reviews bonus targets used by the comparator groups in setting executive bonus target levels.

     Annual incentive compensation is paid pursuant to the terms of the EDS Executive Bonus Plan, which plan was established under the Incentive Plan. Bonuses with respect to years prior to 2000 were generally paid in the form of cash. However, consistent with the Committee's goal of further aligning management and shareholder interests, commencing with bonuses for 2000, 25% of each executive's annual bonus is paid directly in the form of EDS Common Stock with the remainder payable in cash.

     Pursuant to the terms of the Executive Bonus Plan, the Committee establishes performance targets for EDS at the beginning of each fiscal year and only if such targets are met will an executive be eligible to receive a bonus with respect to that year. The Committee believes executives should be held accountable for the company's earnings as well as the efficient use of company
assets.   Therefore, annual earnings per share (EPS) and return on net assets
(RONA) are the financial metrics used to determine incentive awards under the company's plan. Sixty percent of the earned award is paid to an executive based on EDS' achievement of the EPS and RONA targets established by the Committee at the beginning of a year, while forty percent is subject to achievement of the executive's individual objectives established at the beginning of the year. If the financial targets are met with respect to a plan year, the forty percent of an executive's bonus subject to individual performance may be increased or decreased based on the executive's achievement of his or her financial, customer and employee performance goals for the year, provided the overall amount payable to all executives is not increased from the amount established at the beginning
of the year.   The Committee may elect at any time to increase or decrease such overall amount based on current business conditions as well as overall company performance, and did increase such overall amount available for annual bonuses with respect to 2000 by approximately ten percent based on EDS' performance that year.

     Long-Term Incentive Compensation. Long-term incentive opportunities are an important element of the total compensation package for EDS executives. The Committee believes this approach links management and shareholder interests and motivates executives to make long-term decisions in the best interest of EDS and its shareholders.

     Historically, EDS used restricted stock grants as the principal component of its long-term incentive compensation strategy, with such grants made from time to time at two or three year intervals. However, since the company's split-off in 1996, EDS has utilized both stock options and restricted stock as long-term incentive compensation, with a strong emphasis on stock options. All stock-based awards to executives are made under the Incentive Plan, which authorizes awards of stock options, stock appreciation rights, restricted stock and other stock-based awards. In granting stock-based awards, the Committee considers the long-term incentive compensation paid for similar executive positions by the comparator groups, the number of shares of unvested restricted stock and stock options subject to previously granted awards, and the executive's performance. Restricted stock and stock options awarded to executive officers generally vest ratably over a five or ten year period subject to the continued employment of the executive and, with respect to some restricted stock awards, based on the company's achievement of performance goals
established prior to the year of vesting.   In the event the performance goals
are not met for such restricted stock awards subject to vesting requirements, the vesting otherwise scheduled for that year will generally be extended until the end of the five or ten year period. Stock options granted under the Incentive Plan have not been repriced, nor does the Committee intend to consider option repricing in the future.

     In 1999, the Committee authorized a strategy to grant stock options to executives on an annual basis beginning in 2001. Options will be issued with an exercise price equal to the fair market value of the EDS Common Stock on the grant date and will generally have a ten-year term.

     Chief Executive Officer Compensation. Richard H. Brown was appointed Chairman and Chief Executive Officer of EDS effective as of January 1, 1999. Mr. Brown's compensation is governed by his Employment Agreement, the principal terms of which were approved by the Board of Directors upon the recommendation of the Committee, on December 9, 1998. The terms of that Agreement are described under the heading "Employment Agreement with Richard H. Brown" on pages 15-16 of this Proxy Statement. In approving the terms of Mr. Brown's compensation, the Committee considered the compensation packages for comparable positions, the need to hire an executive with the strategic, financial, and leadership skills to improve the company's performance, Mr. Brown's compensation at his former employer, and the benefits he would forfeit upon his resignation from that employer.

     Mr. Brown's annual incentive bonus is paid pursuant to the terms of the EDS Executive Bonus Plan described above. Consistent with the Committee's philosophy to place a significant portion of an executive's total compensation at risk, Mr. Brown's base salary was not increased for 2000. In lieu of an increase in such base salary, the Committee awarded to Mr. Brown, effective as of January 1, 2001, 210,000 deferred stock units under EDS' executive deferral plan. Such units vest at the rate of 20% per year commencing on the grant date. The Committee believes that Mr. Brown's total compensation package is consistent with the size and mix of total compensation provided to CEOs of the comparator group companies and is commensurate with the Board's evaluation of his performance for 2000.

     Section 162(m). Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain "performance-based" compensation may be excluded from such $1 million deduction limitation. The Committee intends to structure annual bonus awards and stock option grants under the Incentive Plan in a manner designed to make such awards "performance-based compensation" to the extent practicable. However, certain forms and amounts of compensation may exceed the $1 million deduction limitation from year to year. We anticipate that the $1 million level will be exceeded with respect to the Chief Executive Officer and certain other executive officers.

                                        Compensation and Benefits Committee
                                        C. Robert Kidder, Chairman
                                        William H. Gray, III
                                        Ray J. Groves


Compensation and Benefits Committee Interlocks and Insider Participation

     The Compensation and Benefits Committee is composed of C. Robert Kidder, William H. Gray, III, and Ray J. Groves, none of whom are employees or current or former officers of EDS.

Performance Graph

     The following graph compares the cumulative total shareholder return on Common Stock, including reinvestment of dividends, for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Goldman Sachs Technology Services Index assuming an investment of $100 on January 1, 1996. As a result of our split-off from GM, each share of GM Class E Common Stock was converted into one share of EDS Common Stock effective June 7, 1996. Accordingly, the return on Common Stock in the following graph assumes an investment of $100 in the GM Class E Common Stock on January 1, 1996.

     This graph is presented in accordance with Securities and Exchange Commission (SEC) requirements. You are cautioned against drawing any conclusions from this information, as past results are not necessarily indicative of future performance. This graph in no way reflects a forecast of future financial performance.

                   Comparison of Five Year Cumulative Return

                                    [GRAPH]

              EDS Common Stock
          (GM Class E Common Stock     Goldman Sachs Technology
             Prior to Split-Off)            Services Index        S&P 500 Index

1/1/96              100                           100                  100
6/7/96              110                           119                  110
1/1/97               84                           114                  123
1/1/98               87                           131                  164
1/1/99              101                           164                  211
1/1/00              136                           207                  255
1/1/01              118                           186                  232

     Notwithstanding any statement in any of our filings with the SEC that might incorporate part or all of any future filings with the SEC by reference, including this Proxy Statement, the foregoing Report of the Compensation and Benefits Committee on Executive Compensation and Performance Graph are not incorporated by reference into any such filings.

Summary Compensation Table

     The following table sets forth information with respect to the compensation for the last three years of the Chief Executive Officer and each of the four other most highly compensated executive officers of EDS as of the end of 2000 (the "named executive officers").

                                                                                               Long-Term
                                                         Annual Compensation              Compensation Awards
                                              -------------------------------------------------------------------
          Name and                                                            Other        Restricted    Number       All Other
     Principal Position                                                       Annual      Stock Awards     Of       Compensation
        During 2000                   Year       Salary (a)    Bonus (a)   Compensation        (b)       Options         (c)
Richard H. Brown                      2000       $1,500,000    $3,412,800           --     $  465,610         --        $ 2,550
  Chairman of the Board               1999        1,500,000     3,636,000           --             --    400,000          2,400
  And Chief Executive Officer

Jeffrey M. Heller                     2000          712,036     1,316,270           --        199,912    175,000         45,971
  Vice Chairman                       1999          654,514     1,444,950           --             --         --         40,398
                                      1998          562,500            --     $  2,202      4,059,375    300,000         39,299

James E. Daley                        2000          535,000       929,830           --        109,917    150,000          2,550
  Executive Vice President and        1999          407,372     1,160,000           --      1,210,156    250,000          2,400
  Chief Financial Officer

Paul J. Chiapparone                   2000          508,334       951,950           --             --    100,000         36,235
  Executive Vice President            1999          475,000       921,500      101,065             --         --         36,085
                                      1998          445,833            --      111,485             --    100,000         35,679

Troy W. Todd                          2000          415,000       786,840           --         76,374    150,000          2,550
  Executive Vice President            1999          269,887       757,500           --        256,875    200,000          1,406
----------------------------------------------------------------------------------------------------------------------------------

(a) Bonus amounts for 2000 were paid 75% in the form of cash and 25% in the form of EDS Common Stock, with the portion paid in stock valued at $53.34 per share, the fair market value of the Common Stock on the date of payment (January 11, 2001). Amounts reported under Salary and Bonus for 2000 include amounts deferred by certain of the named executive officers into the fixed income fund and the EDS stock fund under the EDS Executive Deferral Plan ("EDP") as set forth below:

                                                         Deferred into                  Deferred into
                                                       Fixed Income Fund               EDS Stock Fund
                                                  ------------------------------------------------------------
                  Name                                 Salary         Bonus        Salary          Bonus
                  Richard H. Brown..........          $ 75,000     $1,305,396     $225,000      $1,723,437
                  Jeffrey M. Heller.........                --             --      106,805         246,801
                  James E. Daley............                --        592,767       80,250         232,456
                  Troy W. Todd..............           145,250        300,966       62,250         397,309

(b) Amounts reported for 2000 are comprised exclusively of employer matching awards by EDS under the EDP. Amount reported for 1999 represents 25,000 restricted stock units granted to Mr. Daley on March 8, 1999, scheduled to vest at the rate of one-third per year commencing in 2000. Amount reported for 1998 represents 100,000 restricted stock units granted to Mr. Heller on August 10, 1998, scheduled to vest at the rate of 20% per year commencing in 1999. As of December 31, 2000, the number and fair market value of unvested restricted stock units held by the named executive officers were: Mr. Brown, 30,000 shares, $1,732,500; Mr. Heller, 425,000 shares, $24,543,750; Mr.
    Daley, 16,666 shares, $962,462; Mr. Chiapparone, 105,000 shares, $6,063,750;
    and Mr. Todd, no shares. Dividend equivalents are paid with respect to restricted stock units in the amount and at the time of the payment of dividends on the Common Stock.
(c) Amount reported for 2000 consists of (i) for each of the named executive officers, $2,550 in respect of the employer matching contribution of Common Stock under the EDS 401(k) Plan, and (ii) for Messrs. Heller and Chiapparone, $43,421 and $33,685, respectively, for payments by EDS of premiums under life insurance policies the proceeds of which may be applied toward the continuation of salary payments for the benefit of their surviving spouse.

Option Grants in 2000

     The following table contains information regarding awards of stock options to the named executive officers in 2000 and the potential realizable value of such options. The hypothetical value of the options as of their grant date has been calculated using the Black-Scholes option pricing model based on the assumptions identified in footnote (c) below. This model is only one method of valuing options, and the use of this model should not be interpreted as an endorsement of its accuracy or a forecast of possible future appreciation, if any, in the price of the Common Stock. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the Common Stock over the option exercise price at the time of exercise.

--------------------------------------------------------------------------------------------------------------------------------
                              Number of           % of Total
                             Securities          Stock Options
                             Underlying           Granted to          Exercise or                              Hypothetical
                              Options            Employees in          Base Price           Expiration        Value at Grant
     Name                     Granted                2000            Per Share (a)            Date               Date (c)
--------------------------------------------------------------------------------------------------------------------------------
Richard H. Brown                --                   --                    --                   --                    --
Jeffrey M. Heller             175,000               0.81%               $68.8125                (b)                $5,218,500
James E. Daley                150,000               0.69%               $68.8125                (b)                $4,473,000
Paul J. Chiapparone           100,000               0.46%               $68.8125                (b)                $2,982,000
Troy W. Todd                  150,000               0.69%               $68.8125                (b)                $4,473,000
--------------------------------------------------------------------------------------------------------------------------------

(a) All options were granted under the 1996 EDS Incentive Plan. The exercise price equals the fair market value of the Common Stock on the date of grant (April 24, 2000). The exercise price may be paid in cash, shares of Common Stock or pursuant to a cashless exercise procedure under which the holder provides irrevocable instructions to a brokerage firm to sell the purchased shares and remit to EDS out of the sales proceeds an amount equal to the exercise price plus applicable withholding taxes.
(b) The options are exercisable at the rate of 20% per year commencing April 1, 2001, and on each April 1st thereafter through 2005, and will terminate with respect to each portion thereof on the five-year anniversary of the date that portion became exercisable.
(c) Calculated using a variation of the Black-Scholes option pricing model based upon the following assumptions: estimated time until exercise of six years; volatility rate of 36.937%; risk-free interest rate of 6.26%; and dividend yield of 0.87%.

Option Values at December 31, 2000

       The following table contains information regarding the total number of exercisable and non-exercisable stock options held by the named executive officers at December 31, 2000, and the aggregate dollar value of the in-the-money options at that date. In accordance with SEC rules, values are calculated by subtracting the exercise price from the fair market value of the underlying Common Stock, which is deemed to be $57.75, the closing price of the Common Stock on the New York Stock Exchange on December 29, 2000.

-------------------------------------------------------------------------------
                    Number of Shares Underlying    Value of Unexercised In-The-
                        Unexercised Options               Money Options
                    ---------------------------    ----------------------------
Name                Exercisable  Unexercisable      Exercisable  Unexercisable
Richard H. Brown       480,000       920,000          $6,500,000     $9,750,000
Jeffrey M. Heller      120,000       855,000          $2,058,750     $9,433,125
James E. Daley          50,000       350,000          $  467,188     $1,868,750
Paul J. Chiapparone     40,000       360,000          $  686,250     $3,567,375
Troy W. Todd           100,000       250,000          $  637,500     $  637,500
-------------------------------------------------------------------------------

Retirement Plans

     The following table indicates the estimated annual benefits payable to the named executive officers upon normal retirement for the specified compensation and years of service classifications under the combined formulas of the Amended and Restated EDS Retirement Plan (the "Retirement Plan") and the EDS 1998 Supplemental Executive Retirement Plan (the "Supplemental Plan"). The Supplemental Plan is a non-qualified, unfunded retirement plan intended to pay benefits to certain executive level employees whose benefits under the Retirement Plan are limited under the Internal Revenue Code.

-------------------------------------------------------------------------------------------------------------------------
   Final Average                                               Years of Service
                   ------------------------------------------------------------------------------------------------------
     Earnings                   5               10               15               20               25               30
    $  800,000              $ 73,333         $146,667         $220,000       $  293,333       $  366,667       $  440,000
    $  900,000              $ 82,500         $165,000         $247,500       $  330,000       $  412,500       $  495,000
    $1,000,000              $ 91,667         $183,333         $275,000       $  366,667       $  458,333       $  550,000
    $2,000,000              $183,333         $366,667         $550,000       $  733,333       $  916,667       $1,100,000
    $3,000,000              $275,000         $550,000         $825,000       $1,100,000       $1,375,000       $1,650,000
    $3,500,000              $320,833         $641,667         $962,500       $1,283,333       $1,604,167       $1,925,000
-------------------------------------------------------------------------------------------------------------------------

     As of December 31, 2000, the final average earnings for the highest five consecutive years over the last 10-year period and the eligible years of credited service for the named executive officers were as follows: Mr. Brown, $3,264,053--18 years; Mr. Heller, $1,148,217--33 years; Mr. Daley $1,158,864--4 years; Mr. Chiapparone, $932,118--34 years; and Mr. Todd, $840,225--12 years. The salary and bonus for the most recent year considered in the calculation of final average earnings is found in the Summary Compensation Table above. The eligible years of credited service listed above for Messrs. Brown, Daley and Todd reflect extra years of service pursuant to their agreements with EDS described below.

     "Compensation" under the Retirement Plan generally refers to total annual compensation (up to $170,000 for 2001 as limited by the Internal Revenue Code), together with any salary reduction contributions to the EDS 401(k) Plan and EDS Flexible Benefits Plan, and excludes benefits under the Incentive Plan and extraordinary compensation (such as moving allowances). Effective July 1, 1998, the Retirement Plan was converted to a "cash balance" plan eliminating the final average earnings formula and replacing it with a career-average earnings formula. The named executive officers are also eligible to participate in the EDS Restoration Plan, which provides for a supplemental benefit equal to the amount they would receive under the Retirement Plan if compensation and annual accruals were not limited under the Internal Revenue Code.

     The annual benefit payable under the Supplemental Plan for normal retirement, together with the benefit payable under the Retirement Plan and the Restoration Plan, will generally equal (i) 55% of the average of the participant's total Compensation (based on the highest five consecutive years within the last ten years of employment) less (ii) the maximum offset allowance that can be deducted from final average earnings. Benefits are payable in the form of a single or joint survivor life annuity, unless otherwise elected. Benefits under the Supplemental Plan can be reduced, suspended or eliminated at any time by the Compensation and Benefits Committee.

Employment Agreement with Richard H. Brown

     The Board of Directors elected Mr. Brown Chairman and Chief Executive Officer effective January 1, 1999. The Employment Agreement between EDS and Mr. Brown provides for his employment through the later of December 31, 2003, or, if notice by either party to terminate such employment is delivered at any time after December 31, 2000, the third anniversary of such notice. Under that agreement, Mr. Brown will receive an annual salary of $1,500,000, subject to possible future increases after 1999, and have the opportunity to receive an annual award under the company's Executive Bonus Plan targeted at 100% of base salary with a maximum of 200% of base salary. It also provides for his participation in EDS' employee benefit programs on terms not less favorable than those offered to other senior executives of EDS.

     The Employment Agreement provides for Mr. Brown to receive a supplemental retirement benefit equal to the amount he would have earned under EDS' Retirement Plan and Supplemental Plan, calculated crediting him with 16 years of service in addition to the number of his actual years of service to EDS. For purposes of such calculation, his final average earnings will not be less than his 1999 salary and minimum bonus described above.

The retirement benefit will be offset by benefits provided to him under the Retirement Plan and Supplemental Plan and will vest upon completion of five years of service. Special provisions apply upon his retirement prior to age 62 or his death prior to commencement of benefits.

     In the event of the termination of Mr. Brown's employment during the term of his Employment Agreement by EDS without Cause (as defined), or by him for Good Reason (as defined), he will be entitled to the following: a lump sum payment equal to three times the sum of his annual salary and the greater of his most recent target or actual annual bonus payment; immediate vesting of his supplemental retirement benefit, restricted stock and stock options and continued exercisability of the stock options until the earlier of five years following termination of employment or expiration of the ten-year option term; a pro-rated payment of the targeted performance bonus for the year of termination; and continuation of benefits for a three-year period (or, if earlier, such time as he attains age 65). In the event of a Change of Control (as defined in the CoC Agreements referred to below), Mr. Brown will be entitled to the benefits afforded to him under such CoC Agreements, which have been incorporated into his Employment Agreement, all equity-based awards granted to him will fully vest and, if his employment is terminated following such event, his supplemental retirement benefit will vest.

     Mr. Brown's Employment Agreement provides that if any payment to him thereunder or under any other agreement is subject to federal excise taxes imposed on golden parachute payments, EDS will make an additional payment to him to cover any such tax payable by him, the taxes on such gross-up payment and any interest or related penalties.

     Pursuant to the terms of his offer of employment, on December 10, 1998, Mr. Brown received as a sign-on bonus and incentive the following: a cash payment of $4,450,000; 50,000 restricted stock units, scheduled to vest at the rate of 10,000 per year on the first five anniversaries of the date of grant commencing December 10, 1999; and non-qualified options to purchase 1,000,000 shares of Common Stock at an exercise price of $41.50 per share, with a ten-year term and exercisable at the rate of 200,000 shares per year on the first five anniversaries of the date of grant. Mr. Brown also was awarded 225,000 restricted stock units, all of which had vested by April 1, 2000.

Offer of Employment to James E. Daley

     Mr. Daley was appointed Executive Vice President and Chief Financial Officer effective March 8, 1999. Under the terms of his offer of employment, he received a sign-on bonus of $150,000. Mr. Daley was also awarded non-qualified options to purchase 250,000 shares of Common Stock at an exercise price of $48.41 per share, exercisable at the rate of 20% per year commencing on March 1, 2000, and 25,000 restricted stock units, exercisable at the rate of one-third per year (subject to the company's achievement of performance targets) commencing on March 1, 2000. His agreement provides for an annual salary of $500,000 subject to possible future increases after 1999, and participation in EDS' Executive Bonus Plan with a targeted award of $400,000 for 1999 and 2000, or 150% of that amount if bonuses are paid to other executive officers for those years. The agreement also provides for his participation in EDS' employee benefit programs on terms not less favorable than those offered to other senior executives of EDS. In addition, he will be credited for two years of service under EDS' Retirement Plan and Supplemental Plan for each of his first five years of employment by EDS.

Offer of Employment to Troy W. Todd

     Mr. Todd was appointed Executive Vice President - Leadership and Change Management effective April 15, 1999. Under the terms of his offer of employment, he was awarded non-qualified options to purchase 200,000 shares of Common Stock at an exercise price of $51.375 per share, one-half of which became exercisable on March 1, 2000, and the remainder on March 1, 2001, and 5,000 restricted stock units. His agreement provides for an annual salary of $375,000, subject to possible future increases, and participation in EDS' executive bonus plan with a targeted award of $375,000 for 1999 and 2000, or 200% of that amount if bonuses are paid to other executive officers for those years. The agreement also provides for his participation in EDS' employee benefit programs on terms not less favorable than those offered to other senior executives of EDS. In the event of the termination of his employment by EDS without Cause (as defined), EDS agreed to pay the costs of his relocation to the Orlando, Florida, area, including the purchase of his residence in Plano, Texas. In addition, Mr. Todd's agreement provides for him to be credited for all benefit purposes, including the EDS Retirement Plan and Supplemental Plan, with ten years of service in addition to the number of his actual years of service to EDS.

Change of Control Employment Agreements

     EDS has entered into a change of control employment agreement (a "CoC Agreement") with each of the named executive officers (each, an "Executive"). In the case of Mr. Brown, the provisions of the CoC Agreement have been incorporated into his Employment Agreement. The CoC Agreements generally provide that, upon the occurrence of certain triggering events involving an actual or potential change of control of EDS, the employment of each Executive will be continued for a period of five years (the "Employment Period").

     The employment rights of an Executive under a CoC Agreement are triggered by either a "Change of Control" or a "Potential Change of Control." Following a Potential Change of Control, the employment period may terminate (but the agreement will remain in full force and a new employment period will apply to any future Change of Control or Potential Change of Control) if either (a) the EDS Board determines that a Change of Control is not likely or (b) the Executive elects to terminate his Employment Period as of any anniversary of the Potential Change of Control. A "Change of Control" generally includes the occurrence of any of the following: (i) any person, other than exempt persons (including employee benefit plans), becomes a beneficial owner of 15% or more of EDS' voting stock; (ii) a change in the identity of a majority of the persons serving as members of the EDS Board, unless such change was approved by a majority of the incumbent board members; (iii) the approval by shareholders of a reorganization, merger or consolidation in which (x) existing EDS shareholders would not own more than 85% of the common stock and voting stock of the resulting company, (y) a person (other than exempt persons) would own 15% or more of the common stock or voting stock of the resulting company or (z) less than a majority of the board of the resulting company would consist of the then incumbent members of the EDS Board; or (iv) the approval by shareholders of a liquidation or dissolution of EDS, except as part of a plan involving a sale to a company of which following such transaction (x) more than 85% of the common stock and voting stock would be owned by existing EDS shareholders, (y) no person (other than exempt persons) would own more than 15% of the common stock or voting stock of such company and (z) at least a majority of its board of directors would consist of the then incumbent members of the EDS Board. A "Potential Change of Control" generally includes any of the following: (i) the commencement of a tender or exchange offer for EDS stock that, if consummated, would result in a Change of Control; (ii) EDS entering into an agreement which, if consummated, would constitute a Change of Control; (iii) the commencement of an election contest subject to certain proxy rules; or (iv) the occurrence of any other event that the EDS Board determines could result in a Change of Control.

     Throughout the Employment Period, each Executive's position, authority and responsibilities will not be diminished from the most significant held by him or her at any time during the 90-day period immediately prior to the commencement of the Employment Period, and his or her compensation will continue on a basis no less favorable than it had been during that period.

     The Employment Period will terminate (i) automatically upon the Executive's death or after 180 days of continuing "Disability," (ii) at EDS' option if the Executive is terminated for Cause (as defined) and (iii) at the Executive's option at any time for Good Reason (as defined) or for any reason during the 180-day period beginning 60 days after a Change of Control (a "Window Period"). If an Executive's employment is terminated by EDS other than for Cause or Disability for any reason during a Window Period or for Good Reason at any time, he or she will be entitled to receive the following: (i) the employee benefits earned as of the date of termination; (ii) the then current salary and bonus throughout the remainder of the Employment Period; (iii) the cash value of his or her retirement and 401(k) benefits to the end of the Employment Period; (iv) under certain circumstances, a pro rata portion of the options, restricted stock and other compensatory awards the Executive would have received had his or her employment continued; and (v) continued coverage under welfare benefit plans until the end of the Employment Period. In addition, all unvested options, restricted stock and other compensatory awards held by the Executive will immediately vest and become exercisable and, subject to any longer exercise term set forth in the award, their term will be extended for up to one year following termination of employment. The Executive may also elect to cash out equity-based awards at the highest price per share paid by specified persons during the Employment Period or the prior six-months. In the event of the Executive's death (other than during a Window Period), his or her legal representatives will receive the following: (i) the employee benefits earned as of the date of death, (ii) the Executive's then current salary for one year from the date of death, and (iii) the continuation of welfare benefits until the end of the Employment Period. In addition, all options, restricted stock and other compensatory awards will immediately vest and become exercisable for up to one year following death, subject to any longer exercise term set forth in the award. The Executive's legal representatives may cash out equity-based awards at the highest price per share of Common Stock paid by specified persons during the Employment Period or the prior six-months. Upon termination due to Disability, the Executive will be entitled to receive the same amounts and benefits as would be provided upon death. If an Executive's employment is terminated, other than during a Window Period, by EDS for Cause or by the Executive other than for Good Reason, the Executive will be entitled to receive only the compensation and benefits earned as of the date of termination.

Retention Plan

     Messrs. Heller and Chiapparone participated in the EDS Senior Management Retention Plan, which provided for certain retention benefits that vary based on the participant's position with EDS and eligibility for retirement during the Retention Period. This discussion pertains to the terms of the Retention Plan applicable to such persons, who are the only named executive officers who participate in the plan, and does not pertain to other plan participants. The Retention Period commenced on August 6, 1998, and ended on January 31, 2001.

     The Retention Plan provided for the payment of a bonus to participants who remained employed by EDS through the end of the Retention Period in an amount equal to the greater of (i) two times the participant's targeted 1998 bonus or
(ii) the sum of the actual annual incentive bonuses awarded to the participant in respect of 1998, 1999 and 2000. In addition, a participant who remained employed until the end of the Retention Period will continue to vest in all pre-1998 restricted stock awards in accordance with their scheduled vesting terms and will continue to be eligible to exercise all pre-1998 stock options as if his employment had continued for ten years from the date of grant, regardless of termination for any reason. Such persons also are entitled to receive benefits under the Supplemental Plan upon retirement computed without diminution by reason of the fact that the participant is less than 62 years of age at the time of retirement.

     Pursuant to the Retention Plan, on February 1, 2001, Messrs. Heller and Chiapparone received a cash payment of $2,761,219 and $1,873,450, respectively, representing the sum of the actual annual incentive bonuses awarded to them for 1998, 1999 and 2000.

Certain Transactions

     James A. Baker, III, a director of EDS, is a senior partner of the law firm of Baker Botts LLP. EDS retained that firm to provide various legal services to EDS during 2000.

     Ray L. Hunt indirectly owns a 50% economic interest in Woodbine Development I, Ltd. Under the terms of an agreement between EDS and Woodbine dated July 6, 1994, EDS retained Woodbine to market and develop certain land owned by EDS surrounding its Plano, Texas, headquarters. During 2000, EDS paid Woodbine an aggregate of $1,578,306 (excluding reimbursement for out-of-pocket expenses) for real estate development and brokerage services under this agreement.

     During 2000, EDS purchased an aggregate of 5,400,000 shares of Common Stock from the General Motors Special Hourly Employees Pension Trust under the General Motors Hourly Rate Employees Pension Plan (the "Hourly Plan") for an aggregate purchase price of $332,250,000. These shares were purchased to source the company's requirements for Common Stock under its equity based benefit plans and as a hedge against future requirements. Under the terms of the registration rights agreement between EDS and the Hourly Plan (which was assumed by EDS at the time of its split-off from GM in 1996), prior to making any market purchases of Common Stock to source its benefit plan needs, EDS must first offer to purchase such shares from the Hourly Plan.

Section 16(a) Beneficial Ownership Reporting Compliance

     Our directors and executive officers are required under the Exchange Act to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership in their holdings of Common Stock. Based on an examination of these reports and on written representations provided to EDS, we believe that all such reports were timely filed in 2000, except that Douglas Frederick, President of EDS' Information Solutions line of business, did not timely report the acquisition of 500 shares of Common Stock on July 31, 2000.

              PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed KPMG LLP as EDS' independent auditors for the year ending December 31, 2001. That firm has been EDS' auditors since 1984. Although not required to do so, the Board of Directors is submitting the appointment of that firm for ratification at the Meeting. If the appointment is not approved, the Board of Directors will reconsider the appointment. A representative of KPMG LLP is expected to be present at the Meeting, will be available to respond to questions and will have the opportunity to make a statement, should he or she so desire.

Audit Fees

     KPMG LLP billed an aggregate of $6,001,511 for professional services rendered by that firm in respect of its audit of EDS' annual financial statements for 2000 and its review of the financial statements for EDS' Quarterly Reports on Form 10-Q for that year.

Financial Information Systems Design and Implementation Fees

     No amounts were billed by KPMG LLP in respect of any financial information systems design and implementation services for 2000, and no such services were provided by KPMG LLP to EDS during such year.

All Other Fees

     KPMG LLP billed an aggregate of $9,224,000 for all other professional services rendered in 2000. These services principally relate to domestic and international tax services. The Audit Committee has considered the compatibility of these services with the auditors' independence.


     The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP as independent auditors for 2001.


                 PROPOSAL 3:  APPROVAL OF AMENDED AND RESTATED
               ELECTRONIC DATA SYSTEMS CORPORATION INCENTIVE PLAN

     On February 6, 2001, the Board of Directors, upon recommendation of the Compensation and Benefits Committee, unanimously approved the adoption of the Amended and Restated Electronic Data Systems Corporation Incentive Plan (the "Plan") and directed that it be submitted to shareholders for approval.

     The Plan amends and restates the 1996 Incentive Plan of Electronic Data Systems Corporation (the "1996 Plan") and increases the number of shares available for awards thereunder by 17,500,000 shares. The Plan would increase the number of shares that may be issued thereunder to 37,922,485, in addition to the shares subject to awards outstanding as of December 31, 2000.

     The Board of Directors believes that stock options and other stock-based incentives play an important role in attracting and retaining the services of outstanding employees and directors and in linking the interests and efforts of such persons to the long-term interest of EDS' shareholders. Employees whose performance or contributions, in the judgment of the Committee, benefit or will benefit EDS will be eligible for awards under the Plan. Awards to employees may be made in the form of grants of stock options, stock appreciation rights ("SARs"), restricted or non-restricted stock or units denominated in stock, cash awards, performance awards, or any combination of the foregoing. As of March 15, 2001, approximately 3,000 employees were eligible to participate in the Plan. In addition, automatic and elective awards under the Plan in the form of stock options and restricted stock will be made to directors of EDS who are not employees of EDS or any of its subsidiaries ("non-employee directors"). As of March 15, 2001, there were eight non-employee directors.

In the event that the proposed Plan is not approved by shareholders, the amendments to the 1996 Plan which (i) increase the number of shares available for awards under the Plan; (ii) change the annual limits regarding the number of shares or dollar amount covered by individual awards, and (iii) amend the business criteria to which a performance award may be subject, shall not become effective, but all other amendments to the 1996 Plan reflected in the Plan would remain in effect.

     The proposed Plan is set forth in Appendix B. The principal features of the Plan are described below.

General Information

     The Plan is administered by the Compensation and Benefits Committee of the Board of Directors, which is comprised of non-employee directors. The Committee establishes the terms and conditions of awards granted under the Plan, subject to certain limitations in the Plan. The Committee may delegate to the Chief Executive Officer and to other senior officers of EDS its duties under the Plan, except that no such delegation may be made in the case of actions with respect to participants who are subject to Section 16 of the Securities Exchange Act of 1934 or are "covered employees" under Section 162(m) of the Internal Revenue Code.

     The Plan provides for awards to be made with respect to a maximum of 37,922,485 shares of EDS common stock (in addition to the shares that are the subject of awards outstanding as of December 31, 2000), of which 400,000 shares will be available for awards to non-employee directors and the remainder will be available for awards to employees. Of the shares of EDS common stock available for stock-based employee awards, not more than 1,000,000 shares may be issued under awards which are not in the form of stock options. As of December 31, 2000, there were 20,422,485 shares available for awards under the 1996 Plan and 42,035,548 shares subject to awards outstanding thereunder. The number of shares of common stock subject to awards outstanding on or after December 31, 2000 that are forfeited or terminated, expire unexercised, are settled in cash in lieu of common stock or in a manner such that all or some of the shares covered thereby are not issued or are exchanged for awards that do not involve common stock will again immediately become available for awards under the Plan.

     In any one calendar year, no individual may receive awards under the Plan consisting of options or SARs that are exercisable for more than 2,000,000 shares, or awards consisting of common stock or units denominated in common stock covering more than 500,000 shares, or a cash award in excess of $6,000,000.

     The Board may amend, modify, suspend or terminate the Plan for the purpose of addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment that would impair the rights of any participant with respect to any award may be made without the consent of such participant.

     No award or any other benefit under the Plan is transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, provided that the Committee may authorize all or a portion of any nonqualified stock option granted to a participant to be transferable for no consideration to certain immediate family members, a trust solely for the benefit of the participant and/or such immediate family members, or a partnership in which the only partners are the participant and or such immediate family members and/or trusts.

Employee Awards

     The following types of awards may be made to employees under the Plan:

     Stock Options. The Committee may grant either incentive stock options, which comply with Section 422 of the Code, or nonqualified stock options. The Committee will set option exercise prices and terms. Regardless of option type, however, the exercise price of an option may not be less than the fair market value of the EDS common stock on the date of grant. The fair market value of the common stock on March 23, 2001 was $54.10.

     SARs. SARs are rights to receive a payment, in cash or EDS common stock, equal to the excess of the fair market value or other specified valuation of a specified number of shares of EDS common stock on the date the rights are exercised over a specified strike price. The Committee may grant SARs either singly or in combination with an underlying stock option under the Plan. The terms of a SAR will be established the Committee.

     Stock Awards. The Committee may grant awards of EDS common stock or denominated in units of common stock. The terms of any Stock Awards will be established by the Committee. The Committee may decide to include dividends or dividend equivalents as part of an award.

     Cash Awards. Cash Awards consist of grants denominated in cash. The terms of any Cash Awards will be established by the Committee.

     Performance Awards. The Committee may elect to grant any of the foregoing employee awards in the form of a Performance Award under which the grant may be subject to the attainment of one or more performance goals. A Performance Award will be paid, vested or otherwise deliverable solely upon the attainment of one or more pre-established, objective performance goals established by the Committee. A performance goal may be based upon one or more business criteria that apply to the employee, one or more business units of EDS or EDS as a whole, including the following: revenue, net income, stock price, stockholder return, earnings per share, market performance, return on equity, return on assets or new business contract values. A performance goal will be established by the Committee prior to the earlier of (x) 90 days after the start of the period of service to which the goal relates and (y) the lapse of 25% of the period of service, but in any event while the outcome is substantially uncertain.

Non-employee Director Awards

     The terms of the Plan as they relate to awards to non-employee directors do not reflect any substantive amendments from the terms of the awards to such persons as set forth in the 1996 Plan. Set forth below is a summary of such terms.

     Stock Options. Under the terms of the Plan, each non-employee director automatically receives a nonqualified option to purchase 4,000 shares of EDS common stock (or such other number as the Board or Committee shall from time to time determine) on the first business day of the month following the date on
which the annual meeting of EDS shareholders is held.   If a non-employee
director begins service on a date other than the date of the annual meeting of EDS shareholders in any year, the number of shares subject to the option will be prorated. The exercise price per share of all stock options granted to non-employee directors under the Plan will be equal to the fair market value per share of common stock on the grant date. The term of the options will be for a period of ten years from the date of grant. The options will become exercisable ratably in one-third increments on the first, second and third anniversaries of the date of grant. All unvested options will be forfeited if the non-employee director resigns from the EDS Board without the consent of a majority of the other directors.

     Restricted Stock. Under the terms of the Plan, each non-employee director automatically receives a restricted stock award covering 500 shares of EDS common stock (or such other number as the Board or Committee shall from time to time determine) on the first business day of the month following the date on
which the annual meeting of EDS shareholders is held.   If a non-employee
director begins service on a date other than the date of the annual meeting of EDS shareholders in any year, the number of shares covered by the restricted stock award will be prorated. The shares of EDS common stock covered by the restricted Stock Award will vest ratably in one-third increments on the first, second and third anniversaries of the date of grant. The shares would vest fully upon the failure of the non-employee director to be re-elected as a director of EDS, the death of the non-employee director or the resignation of the non-employee director by reason of disability or at the request of a majority of the other directors of EDS. All unvested shares covered by the restricted stock award will be forfeited if the non-employee director resigns from the EDS Board without the consent of a majority of the other directors.

     Receipt of Restricted Stock or Options in Lieu of Fees. Each non-employee director may also make annual election to receive all or a portion of his or her director's fees (including annual retainer and meeting fees) in the form of stock options or restricted stock awards. The number of shares of restricted stock shall equal 110% of a fraction, the numerator of which is equal to the dollar amount of fees the director elects to forego in the next year in exchange for restricted stock and the denominator of which is equal to the fair market value of EDS common stock on the date of the election. The number of stock options granted would equal the product of (x) three times (y) a fraction, the numerator of which is the amount of the fees the director elects to forego in the next year in exchange for options and the denominator of which is the fair market value of EDS common stock on the effective date of the election.

U.S. Federal Income Tax Consequences

     We have been advised by counsel that the material U.S. federal income tax consequences to EDS and our employees and non-employee directors of the grant and exercise of awards under existing and applicable provisions of the Code and regulations will generally be as set forth below. This summary does not purport to be complete, and does not cover, among other things, state, local and international tax treatment.

     Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for EDS.

     The exercise of a nonqualified stock option would result in ordinary income for the grantee and a deduction for EDS measured by the difference between the option price and the fair market value of the shares received at the time of exercise. Income tax withholding would be required for employees.

     The exercise of an incentive stock option would not result in ordinary income for the grantee if the grantee (i) does not dispose of the shares within two years from the date of option grant or one year from the date of option exercise, and (ii) is an employee of EDS or a subsidiary of EDS from the date of grant and through and until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be
the option price.   Any gain will be taxed to the grantee as long-term capital gain and EDS would not be entitled to a deduction. The excess of the market value of the shares on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax.

     If the grantee disposes of the shares prior to the expiration of either of the holding periods, the grantee would recognize ordinary income and EDS would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. Any gain in excess of the ordinary income portion would be taxable as long-term or short-term capital gain.

     SARs. The grant of a SAR would not result in income for the grantee or in a deduction for EDS. Upon the exercise of a SAR, the grantee would recognize ordinary income and EDS would be entitled to a deduction measured by the fair market value of the shares plus any cash received. Income tax withholding would be required for employees.

     Cash Awards; Stock Awards. A grantee will recognize ordinary income upon receipt of cash pursuant to a Cash Award or Performance Award. A grantee will not have taxable income upon the grant of a Stock Award in the form of units denominated in EDS common stock, but rather will generally recognize ordinary income at the time he or she receives EDS common stock or cash in satisfaction of such award in an amount equal to the fair market value of the EDS common stock or cash received. In general, a grantee will recognize ordinary income as a result of the receipt of common stock pursuant to a Stock Award or Performance Award in an amount equal to the fair market value of the common stock when it is received, although if the stock is not transferable and is subject to a substantial risk of forfeiture when received, the grantee will recognize ordinary income in an amount equal to the fair market value of the common stock when it first becomes transferable or is no longer subject to a substantial risk of forfeiture. Income tax withholding would be required for employees.

     Section 162(m). Compensation of the top five named executive officers of EDS may be subject to the tax deduction limits of section 162(m) of the Internal Revenue Code. Stock options, SARs, and Cash Awards that qualify as "performance-based compensation" are excluded from the deduction limits under section 162(m). If approved by EDS' shareholders, the Plan will enable the Committee to grant stock options, SARs and annual incentive bonuses (in the form of Cash Awards under the Plan) that will be fully tax deductible by the company.

     The Board of Directors unanimously recommends a vote FOR approval of the Incentive Plan.

                              PROPOSALS 4 AND 5:
                            STOCKHOLDERS' PROPOSALS

     The following shareholder proposals contain assertions about EDS and its management that, in the judgment of the Board, are incorrect. Rather than refuting all these inaccuracies, however, the Board has recommended a vote against these proposals for broader policy reasons as set forth following each proposal.

PROPOSAL 4:  STOCKHOLDER PROPOSAL RELATING TO RIGHTS PLANS

     John Chevedden, as proxy for Ray T. Chevedden and Veronica G. Chevedden, 2215 Nelson Ave., Redondo Beach, CA 90278, the owner of 1,060 shares of Common Stock, has advised EDS that he intends to present the following resolution at the Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which EDS accepts no responsibility, are set forth below.

           ADOPT PROPOSAL THAT WON 61% SHAREHOLDER APPROVAL in 2000:
                       SHAREHOLDER VOTE ON POISON PILLS

Shareholders recommend that a shareholder vote be required to maintain or adopt a poison pill. The company shall redeem or terminate any such plan or agreement. Once enacted this proposal is not to be amended, modified or repealed, except by a shareholder vote as a separate ballot item.

Why submit the EDS poison pill to a shareholder vote?

 .  1)  The poison pill injures shareholders by reducing management accountability and adversely affects shareholder value.
 .  2)  Pills give directors absolute veto power over any proposed business combination, no matter how beneficial it might be for the shareholders.
          Nell Minow and Robert Monks in their book, Power and Accountability

 .  Shareholder right to vote on poison pill resolutions achieved 60% APPROVAL from shareholders in 1999.
          Investor Responsibility Research Center's Corporate Governance Bulletin, April - June 1999

 . The Council of Institutional Investors (http://www.cii.org & http://www.cii.org/ciicentral/policies.htm) recommends in its Shareholder Bill of Rights:
   1) Shareholder approval of all poison pills.
   2) Adoption of shareholder resolutions that receive a majority of votes cast. EDS is 60%-owned by institutional investors.

This reform is necessary to promote board accountability. Particularly due to the other EDS corporate governance practices -often criticized by institutional investors - that were in place at the previous annual meeting:
 . No annual election for all directors.
 . No confidential voting.
 . Management can telephone shareholders to change their vote.
 . No cumulative voting.
 . Director Mr. Baker's law firm collects substantial EDS fees.
 . EDS fails to disclose the fees collected by Mr. Baker's law firm.
 . The American Bar Association discourages directors from sitting on boards of companies from which they collect additional legal fees.
 . Paradoxically Mr. Baker also sits on the key Nominating Committee that requires a greater level of independence.
 . Mr. Gray and Mr. Groves, directors with full-time outside employment, are over-extended with 6 outside board seats each.
 . Mr. Cheney and Mr. Hunt, directors with full-time outside employment, are over-extended with 3 outside board seats each.
 . An 80% super-majority shareholder vote is required to change certain key EDS governing rules.
 . This equals a 100% vote requirement when 80% of shares vote.

 . An 80% vote requirement gives a small minority the veto power over certain transactions that can benefit the vast majority of shareholders.

In its response to this proposal, EDS was asked to name the steps it has taken in the last year to improve corporate practices at the highest level of the company.

To increase shareholder value vote yes: ADOPT PROPOSAL THAT WON 61% SHAREHOLDER APPROVAL in 2000: SHAREHOLDER VOTE ON POISON PILLS.
                                   YES ON 4
                                _______________

                       THE BOARD OF DIRECTORS RECOMMENDS
            A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     The EDS shareholder rights plan was adopted in 1996 to protect EDS shareholders against abusive takeover tactics and to ensure that each shareholder would be treated fairly in the event of an unsolicited offer to acquire the company. The rights plan is designed to provide the Board with the ability to take what it believes are the most effective steps to protect and maximize the value of your investment in EDS. It is designed to encourage potential acquirors to negotiate directly with the Board of Directors, which we believe is in the best position to negotiate on behalf of all shareholders, evaluate the adequacy of any potential offer, and protect shareholders against potential abuses during the takeover process, such as an offer which would not treat all shareholders fairly and equally. The rights plan allows the Board to redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, adequately reflects the value of EDS and is in the best interest of its shareholders.

     The economic benefits of a rights plan to stockholders have been validated in several studies. A study released in November 1997 by Georgeson & Company, a nationally recognized proxy solicitation and investor relations firm, found that companies with shareholder rights plans received takeover premiums that were on average eight percentage points higher than premiums paid for target companies without rights plans. The report also noted that the existence of a shareholder rights plan at a target company did not increase the likelihood of the defeat of a hostile takeover bid, nor the withdrawal of a friendly bid, and that the takeover rate was similar for companies with and without rights plans. It is for these reasons that companies continue to adopt new rights plans, and renew existing ones, in large numbers.

     The Board is firmly committed to maximizing shareholder value. In light of the shareholder vote at EDS' 2000 Annual Meeting regarding this proposal, the Board of Directors and its Governance Committee reviewed the company's rights plan at meetings in 2000 and early 2001. After careful consideration, the Board continues to believe that the EDS rights plan protects value for all shareholders and should be maintained. However, the Board concluded that it is desirable to periodically review the rights plan and, in February 2001, upon recommendation of the Governance Committee, directed that such Committee undertake a review and evaluation of the appropriateness of maintaining the rights plan, the terms of the plan and any other matters related to the plan deemed appropriate by that Committee on a periodic basis, but not less frequently than every three years. The first such evaluation will take place in 2003.

     This proposal requires the approval of holders of a majority of the shares voting at the Meeting. Because the proposal is only a recommendation, however, its approval would not effectuate the changes it references. Redemption of the existing rights under the rights plan would require Board action. Implementation of a requirement for shareholder approval of future shareholder rights plans would require either Board action or a shareholder amendment of EDS' By-laws, which in turn requires approval by holders of at least two-thirds of EDS' common stock.

     The Board of Directors unanimously recommends a vote AGAINST this proposal.

PROPOSAL 5:  SHAREHOLDER PROPOSAL RELATING TO MAJORITY VOTE

     John Chevedden, as proxy for Nick Rossi, PO Box 249, Boonville, CA 95415, the owner of 120 shares of Common Stock, has advised EDS that he intends to present the following resolution at the Meeting. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which EDS accepts no responsibility, are set forth below.

RESOLVED:  REINSTATE SIMPLE-MAJORITY VOTE
ADOPT PROPOSAL THAT WON 60% SHAREHOLDER APPROVAL in 2000

EDS shareholders recommend to reinstate simple-majority vote on each issue submitted to shareholder vote to the fullest extent possible. Delete EDS requirements for greater than a majority shareholder vote. This includes the 75% vote requirement to improve certain charter provisions. Also, require that any change on this proposal topic be put to shareholder vote - as a separate proposal.

SUPPORTING STATEMENT:  Why return to simple-majority vote?
 . Under the existing EDS rule, if 75% of shares vote to improve certain charter provisions and 25% vote no - only 25% of shares could force their will on the overwhelming 75% majority.
 . Simple-majority proposals like this proposal won 54% APPROVAL from shareholders at major companies in both 1999 and 2000 - Investor Responsibility Research Center.
 . Major institutional investors, including those holding substantial EDS stock, declare that super majority rules may devaluate the stock.

What incentive is there for good corporate governance - including simple-majority vote?
     A recent survey by the international management consultant McKinsey & Co. shows that institutional investors would pay an 18% premium for good corporate governance.
               Wall Street Journal           June 19, 2000

EDS Board's comatose response.
     The Board has taken no action in response to this 60%-plus shareholder vote and another 60%-plus vote at the 2000 annual meeting for: Subjecting poison pills to shareholder approval. The Board has failed to respond to a formal request to provide details and/or evidence of the Board's review of the two 60%- plus votes.
     In reaction to the Board's comatose response to the two 60%-plus shareholder votes in 2000: Institutional shareholders may receive recommendations from independent proxy analysts to vote no on the directors' reelection at the 2001 annual meeting.

Simple majority vote is particularly important when management needs greater accountability to avoid another bumpy ride:

Money magazine said,
EDS shares got clobbered after the company warned that its 2nd-quarter sales would not meet analyst's expectations. EDS gets 75% of its annual revenue from a relatively lackluster business - information solutions.
EDS badly disappointed investors.
The stock shed a quarter of its value in hours - skidding to $43. All told, the stock is down nearly 40% from its February high.
CEO Richard Brown canned 15,000 employees.  Now he has to boost sales.
EDS, owned by General Motors from 1984 to 1996, has long had a reputation for being lumbering and bureaucratic.
As the firm's recent sales disappointment shows, it isn't easy to turn around an old behemoth like EDS. Wall Street remains skeptical. Nevin Chitkara, MFS Investment Management, said EDS "is still proving itself."

To improve corporate governance and increase shareholder value: ADOPT PROPOSAL THAT WON 60% SHAREHOLDER APPROVAL IN 2000. REINSTATE SIMPLE-MAJORITY VOTE.
                                   YES ON 5
                                _______________

                       THE BOARD OF DIRECTORS RECOMMENDS
            A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     Most proposals submitted to a vote of EDS' shareholders, whether by management or the shareholders, currently require a vote of a majority of the shares represented at a meeting, whether in person or by proxy. Consistent with applicable Delaware law, the company's Certificate of Incorporation contains provisions requiring the vote of 80% of the outstanding shares for certain actions. These limited provisions relate to the approval of certain business combination transactions with a significant shareholder, removal of directors, elimination of the classified board, and the requirement that shareholder action be taken at a meeting. In addition, the company's By-laws require the vote of holders of two-thirds of the outstanding stock to amend its terms.

     These super-majority vote provisions are intended to preserve and maximize the value of EDS for all shareholders by protecting against self-interested actions by one or a few large shareholders. Similar provisions are included in the governing documents of many public corporations. These provisions are intended to encourage a person making an unsolicited bid for the company to negotiate with the Board of Directors to reach terms that are fair and provide the best results for all shareholders. Without these provisions, it may be possible for the holders of a majority of the shares represented at a meeting to take actions that would give them effective control of EDS without negotiating with the Board to achieve the best results for other shareholders. These provisions are not intended to, and do not, preclude unsolicited offers to acquire EDS at a fair price. In fact, the super-majority vote requirement for business combinations with a significant shareholder do not apply if that shareholder is paying fair market value, or at least the amount previously paid by it for shares in any tender offer, for any additional shares to be acquired by it in the proposed transaction.

     The Board is firmly committed to maximizing shareholder value. In light of the shareholder vote at EDS' 2000 Annual Meeting regarding this proposal, the Board of Directors and its Governance Committee reviewed the super-majority vote provisions in the company's Certificate of Incorporation and by-laws at meetings in 2000 and early 2001. After careful consideration, the Board continues to believe that such provisions help to preserve and maximize the value of EDS for all shareholders and should be maintained.

     Adoption of this proposal would not in itself effectuate the changes contemplated by the proposal. Further action by the shareholders would be required to amend the Certificate of Incorporation and By-laws. Under these documents, an 80% vote of the outstanding shares would be required for approval. Under Delaware law, amendments to the Certificate of Incorporation require a recommendation from the Board of Directors prior to submission to shareholders.

     The Board of Directors unanimously recommends a vote AGAINST this proposal.

                 SHAREHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Under SEC rules, shareholder proposals intended to be presented at the 2002 Annual Meeting and included in the proxy materials for that meeting must be received no later than October 31, 2001, and must comply with applicable SEC rules. Proposals may be mailed to the Secretary of EDS at 5400 Legacy Drive, Plano, Texas 75024.

     Our Bylaws provide for certain procedures that shareholders must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting. These procedures are applicable whether or not the proposal is intended to be included in our proxy materials for that meeting. Generally, the shareholder must notify the Secretary of EDS of the proposal not less than 90 days nor more than 270 days before the scheduled meeting date. The notice must include the name and address of the shareholder and of any other shareholders known by such shareholder to be in favor of the proposal. If the notice relates to a nomination for director, it must also set forth the name, age, principal occupation and business and residence address of any nominee(s), the number of shares of Common Stock beneficially owned by the nominee(s), and such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the SEC's proxy rules (including the written consent of each nominee). Notice of an item of business shall include a description of the proposed business and the reason for conducting the proposed business at the annual meeting. Copies of the Bylaws are available from the Secretary of EDS. We currently expect that the 2002 Annual Meeting will be held on April 19, 2002, in which event any advance notice of nominations for directors and items of business (other than proposals to be included in the proxy materials, which as noted above must be received by October 31, 2001) must be given by shareholders by January 19, 2002.

                                                                      Appendix A


                      ELECTRONIC DATA SYSTEMS CORPORATION
                            AUDIT COMMITTEE CHARTER

PURPOSE
--------------------------------------------------------------------------------

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process. This responsibility is focused primarily on:

  . financial reports and other financial information provided by the Company to the Securities and Exchange Commission ("SEC") and the public;

  .  the Company's systems of internal accounting and financial controls; and

  .  the annual independent audit of the Company's financial statements.

     In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, including the right to retain external counsel, auditors or other experts for this purpose. The external auditor is ultimately accountable to the Board and the Committee.

     The Committee shall review the adequacy of this Charter on an annual basis and shall make recommendations to the Board concerning any amendments to this Charter. Amendments to this Charter shall be subject to Board approval.


MEMBERSHIP
--------------------------------------------------------------------------------

     The Committee's composition shall meet the requirements of the Audit Committee Policy of the New York Stock Exchange ("NYSE"). Accordingly:

  . the Committee shall consist of at least three directors, all of whom have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

  . each member of the Committee shall be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee; and

  . at least one member of the Committee must have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

KEY RESPONSIBILITIES AND ACTIVITIES
--------------------------------------------------------------------------------

       The Committee's role is one of oversight. The Company's management is responsible for preparing the Company's financial statements and the external auditors are responsible for auditing those financial statements. In carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the external auditor's work.

       The following functions shall be periodic recurring activities of the Committee in carrying out its oversight responsibilities. In carrying out these functions, the Committee shall comply with all applicable requirements of the NYSE and the SEC in such manner and under such guidelines as the Committee shall determine from time to time to be most appropriate. The Committee may engage in such other activities, as it shall from time to time deem necessary, advisable or appropriate to carry out its purpose and responsibilities.

 . The Committee shall evaluate the external auditor and shall make recommendations to the Board for its approval regarding the selection and, where appropriate, replacement of the external auditor.

 .  The Committee shall:

       . request from the external auditors, annually, a formal written statement delineating all relationships between the external auditor and the Company consistent with Independence Standards Board Standard No.1;

       . discuss with the external auditors any such disclosed relationships and their impact on the external auditor's independence;

       . recommend that the Board take appropriate action in response to the external auditor's report to satisfy itself of the external auditor's independence; and

       . consider the compatibility of non-audit services with the external auditors' independence.

 . The Committee shall review the overall control environment with the Director of Internal Audit on an annual basis. The Committee shall discuss with the internal auditor and the external auditor the overall scope and plans for their respective audits.

 . As a whole, or through the Committee chair, the Committee shall review with management and the external auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the SEC and the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61. This review will occur prior to the Company's filing of Form 10-Q.

 . The Committee shall review with management and the external auditors financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the external auditors the matters to be discussed by SAS No. 61. This review will occur prior to the Company's filing of Form 10-K.

 . The Committee shall provide an Audit Committee Report for inclusion in the Company's annual proxy statement that complies with the requirements for such reports established from time to time by the SEC.

                                                                      Appendix B

                             AMENDED AND RESTATED
                      ELECTRONIC DATA SYSTEMS CORPORATION
                                INCENTIVE PLAN

     1. Plan. This Amended and Restated Incentive Plan of Electronic Data Systems Corporation (the "Plan") is a further amendment and restatement of the Amended and Restated 1996 Incentive Plan of Electronic Data Systems Corporation and, subject to approval by the stockholders of Electronic Data Systems Corporation (the "Company"), shall be effective as of February 6, 2001.

     2. Objectives. This Plan is designed to attract and retain key employees of the Company and its Subsidiaries (as hereinafter defined), to attract and retain qualified directors of the Company, to encourage the sense of proprietorship of such employees and Directors, and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards (as hereinafter defined) under this Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

     3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

     "Annual Director Award Date" means, for each year, the first business day of the month next succeeding the date upon which the annual meeting of stockholders of the Company is held in such year.

     "Authorized Officer" means the Chairman of the Board or the Chief Executive Officer of the Company (or any other senior officer of the Company to whom either of them shall delegate the authority to execute any Award Agreement).

     "Award" means an Employee Award or a Director Award.

     "Award Agreement" means any Employee Award Agreement or Director Award Agreement.

     "Board" means the Board of Directors of the Company.

     "Cash Award" means an award denominated in cash.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Committee" means the Compensation and Benefits Committee of the Board or such other committee of the Board as is designated by the Board to administer the Plan.

     "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

     "Director" means an individual serving as a member of the Board.

     "Director Award" means the grant of an Award to a Nonemployee Director, including, but not limited to, the grant of a Director Option or Director Restricted Stock.

     "Director Award Agreement" means a written agreement between the Company and a Participant who is a Nonemployee Director setting forth the terms, conditions and limitations applicable to a Director Award.

     "Director Options" means Nonqualified Options granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9(a) hereof.

     "Director Restricted Stock" means Common Stock granted to Nonemployee Directors pursuant to the applicable terms, conditions and limitations specified in paragraph 9(b) hereof.

     "Disability" means, with respect to a Nonemployee Director, the inability to perform the duties of a Director for a continuous period of more than three months by reason of any medically determinable physical or mental impairment.

     "Dividend Equivalents" means, with respect to shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) which are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

     "Employee" means an employee of the Company or any of its Subsidiaries.

     "Employee Award" means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

     "Employee Award Agreement" means a written agreement between the Company and a Participant who is an Employee setting forth the terms, conditions and limitations applicable to an Employee Award.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "Fair Market Value" of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the mean between the highest and lowest sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, the mean between the highest and lowest sales price per share of Common Stock reported by the Nasdaq Stock Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or (iii) if the Common Stock is not so listed or quoted but are traded in the over-the-counter market, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, or, if not reported by the Nasdaq Stock Market, by the National Quotation Bureau Incorporated.

     "Incentive Option" means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

     "Noncompetition Provisions" has the meaning set forth in paragraph 8(c) hereof.

     "Nonemployee Director" has the meaning set forth in paragraph 4(b) hereof.

     "Nonqualified Stock Option" means an Option that is not an Incentive
Option.

     "Option" means a right to purchase a specified number of shares of Common Stock at a specified price.

     "Participant" means an Employee or Director to whom an Award has been made under this Plan.

     "Performance Award" means an award made pursuant to this Plan to a Participant who is an Employee that is subject to the attainment of one or more Performance Goals.

     "Performance Goal" means a standard established by the Committee, to determine in whole or in part whether a Performance Award shall be earned.

     "Restricted Stock" means any Common Stock that is restricted or subject to forfeiture provisions.

     "Restriction Period" means a period of time beginning as of the date upon which an Award of Restricted Stock is made pursuant to this Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

     "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

     "SAR" means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price (in each case, as determined by the Committee).

     "Split-Off" means the split-off of the Company from General Motors Corporation ("GM") on June 7, 1996 pursuant to which each outstanding share of Class E Common Stock of GM was converted into one share of Common Stock, and the Company became an independent publicly-traded corporation.

     "Stock Award" means an award in the form of shares of Common Stock or units denominated in shares of Common Stock.

     "Subsidiary" means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

     4.  Eligibility.

     (a) Employees. Employees eligible for Employee Awards under this Plan shall consist of those Employees whose performance or contribution, in the judgment of the Committee, benefits or will benefit the Company.

     (b) Directors. Directors eligible for Director Awards under this Plan are those who are not employees of the Company or any of its Subsidiaries ("Nonemployee Directors").

     5. Common Stock Available for Awards. Subject to the provisions of paragraph 15 hereof, the aggregate number of shares of Common Stock that may be issued under the Plan for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) is 37,922,485 (in addition to any shares that are the subject of Awards outstanding as of December 31, 2000), of which an aggregate of not more than 400,000 shares shall be available for Director Awards (in addition to any shares subject to Director Awards as of December 31, 2000) and the remainder shall be available for Employee Awards, including Incentive Options (provided, that no Award of an Incentive Option with respect to such shares shall be made on or after February 6, 2011, the date which is ten years after the Board's approval of this amended and restated Plan), and of which an aggregate of not more than 1,000,000 shares shall be available for issuance under Awards which do not constitute Options hereunder (including any shares subject to such Awards as of December 31, 2000). The number of shares of Common Stock that are the subject of any Awards outstanding on or after December 31, 2000 that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by the Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for issuance under Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

     6.  Administration.

     (a) This Plan shall be administered by the Committee. The Board, in its sole discretion may exercise any authority of the Committee under the Plan in lieu of the Committee's exercise thereof, in which instances references to the Committee shall refer to the Board. To the extent required (i) in order for Employee Awards to be exempt from Section 16 of the Exchange Act by virtue of the provisions of Rule 16b-3, the Committee shall be the Board or shall consist of at least two members of the Board who meet the requirements of the definition of "non-employee director" set forth in Rule 16b-3 promulgated under the Exchange Act, and (ii) with respect to any Award that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Committee shall consist of two or more directors, each of whom meets the definition of "outside director" under said Section 162(m).

     (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions which are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt, amend and rescind such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

     (c) No member of the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

     7. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such awards or action are subject to Section 16 of the Exchange Act or are "covered employees" as defined in Section 162(m) of the Code.

     8.  Employee Awards.

     (a) The Committee shall determine the type or types of Employee Awards to be made under this Plan and shall designate from time to time the Employees who are to be the recipients of such Awards. Each Employee Award may be embodied in an Employee Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant to whom the Employee Award is made and by an Authorized Officer for and on behalf of the Company. Employee Awards may consist of those listed in this paragraph 8(a) hereof and may be granted singly, in combination or in tandem. Employee Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided that no Option may be issued in exchange for the cancellation of an Option with a lower exercise price. An Employee Award may provide for the grant or issuance of additional, replacement or alternative Employee Awards upon the occurrence of specified events, including the exercise of the original Employee Award granted to a Participant. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement.

          (i) Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which shares of Common Stock may be purchased upon the exercise of an Incentive Option shall be not less than the Fair Market Value of the Common Stock on the date of grant. The price at which shares of Common Stock may be purchased upon the exercise of a Nonqualified Option shall be not less than, but may exceed, the Fair Market Value of the Common Stock on the date of grant. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded pursuant to this Plan, including the term of any Options and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (ii) Stock Appreciation Right. An Employee Award may be in the form of an SAR. The terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

          (iii) Stock Award. An Employee Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted pursuant to this Plan shall be determined by the Committee.

          (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

          (v) Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the elapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more of business criteria that apply to the individual, one or more business units of the Company, or the Company as a whole, and may include one or more of the following criteria: revenue, net income, Common Stock price, stockholder return, stockholder value, economic value, earnings per share, market performance, return on assets, return on equity, earnings, operating profits, cash flow, working capital, costs, new business contract values, and/or such other financial, accounting or quantitative metric determined by the Committee. A Performance Goal may, but need not be, based upon a change or an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo, limiting economic losses, or a relative comparison of performance to the performance of a peer group or other external or internal measure (measured, in each case, by reference to specific business criteria). A Performance Goal may include or exclude items to measure specific objectives, including, without limitation, extraordinary or other non-recurring items, acquisitions and divestitures, internal restructuring and reorganizations, accounting charges and effects of accounting changes. In interpreting Plan provisions applicable to Performance Goals and Performance Awards applicable to Awards to Employees who are "covered employees" under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulations Section 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals to any such "covered employee", the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Awards made pursuant to this Plan shall be determined by the Committee.

     (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

          (i) No Participant may be granted, during any calendar year period, Employee Awards consisting of Options or SARs that are exercisable for more than 2,000,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof;

          (ii) No Participant may be granted, during any calendar period, Employee Awards consisting of shares of Common Stock or units denominated in such shares (other than any Employee Awards consisting of Options or SARs) covering or relating to more than 500,000 shares of Common Stock, subject to adjustment pursuant to the provisions of paragraph 15 hereof (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the "Stock Based Awards Limitations"); and

          (iii) No Participant may be paid under any Employee Awards consisting of Cash Awards or any other form permitted under this Plan (other than Employee Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any calendar-year period an amount in excess of $6,000,000.

     (c) Prior to the Split-Off, certain awards consisting of shares of GM Class E Common Stock or units denominated in such shares (the "Existing Stock Awards") had been made to Employees under the Plan as in effect from time to time prior to the Split-Off. As of the Split-Off, each Existing Stock Award was adjusted so that such award consisted of or related to a number of shares of Common Stock equal to the number of shares of GM Class E Common Stock that were the subject of such Existing Stock Award immediately prior to such date, without any alteration or enlargement of the rights of the holders thereof. Notwithstanding anything to the contrary contained in this Plan, all Existing Stock Awards that were subject to the restrictions and other provisions relating to competition by participants and related matters set forth in Section 10 of the Plan as in effect immediately prior to the Split-Off (the "Noncompetition Provisions") continue to be subject to the Noncompetition Provisions, as fully and to the same extent as if such Section 10 were set forth herein in its entirety. Awards made after the Split-Off shall be subject to such restrictions and other provisions relating to competition or other conduct detrimental to the Company as determined by the Committee.

     9. Director Awards. Each Nonemployee Director of the Company shall be granted Director Awards in accordance with this paragraph 9 and subject to the applicable terms, conditions and limitations set forth in this Plan and the applicable Director Award Agreement. In addition, each Nonemployee Director shall be entitled to any other Award as the Board or Committee may determine, which Award shall be embodied in a Director Award Agreement which shall contain such terms, conditions and limitations (including, but not limited to, terms, conditions and limitations which may be similar to those applicable to Employee Awards) as shall be determined by the Board or Committee in its discretion. Notwithstanding anything to the contrary contained herein, Director Awards shall not be made in any year in which a sufficient number of shares of Common Stock are not available to make such Awards under this Plan.

     (a) Director Options. On each Annual Director Award Date occurring on or after June 1, 2000, each Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of 4,000 shares of Common Stock (or such other number of shares as the Board or Committee shall from time to time determine). In the event that after June 1, 2000, a Nonemployee Director is elected otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such Nonemployee Director shall automatically be granted a Director Option that provides for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (i) 4,000 and (ii) a fraction the numerator of which is the number of days between the election of such Nonemployee Director and the next scheduled Annual Director Award Date (or, if no such date has been scheduled, the first anniversary of the immediately preceding Annual Director Award Date) and the denominator of which is 365. Each Director Option shall have a term of ten years from the date of grant, notwithstanding any earlier termination of the status of the holder as a Nonemployee Director. The purchase price of each share of Common Stock subject to a Director Option shall be equal to the Fair Market Value of the Common Stock on the date of grant. All Director Options shall vest and become exercisable in increments of one-third of the total number of shares of Common Stock that are subject thereto (rounded up to the nearest whole number) on the first and second anniversaries of the date of grant and of all remaining shares of Common Stock that are subject thereto on the third anniversary of the date of grant. All unvested Director Options shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors.

     In addition to the Director Options automatically awarded pursuant to the immediately preceding paragraph, a Nonemployee Director may make an annual election to receive, in lieu of all or any portion of the Director's fees he or she would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), Director Options that provide for the purchase of a number of shares of Common Stock (rounded up to the nearest whole number) equal to the product of (x) three times (y) a fraction the numerator of which is equal to the dollar amount of fees the Nonemployee Director elects to forego in the next year in exchange for Director Options and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Each annual election made by a Nonemployee Director pursuant to this paragraph 9(a) (i) shall take the form of a written document signed by such Nonemployee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Nonemployee Director elects to forego in the next year in exchange for Director Options and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Options is exempt from Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Options is to be effective. An Award of Director Options at the election of a Nonemployee Director shall be effective on the next Annual Director Award Date.

     Any Award of Director Options shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Options are granted and by an Authorized Officer for and on behalf of the Company.

     (b) Director Restricted Stock. On each Annual Director Award Date occurring on or after June 1, 2000, each Nonemployee Director shall automatically be granted 500 shares of Director Restricted Stock (or such other number of shares as the Board or Committee shall from time to time determine). In the event that after June 1, 2000, a Nonemployee Director is elected otherwise than by election at an annual meeting of stockholders of the Company, on the date of his or her election, such Nonemployee Director shall automatically be granted a number of shares of Director Restricted Stock (rounded up to the nearest whole number) equal to the product of (i) 500 and
(ii) a fraction the numerator of which is the number of days between the election of such Nonemployee Director and the next scheduled Annual Director Award Date (or, if no such date has been scheduled, the first anniversary of the immediately preceding Annual Director Award Date) and the denominator of which is 365. Shares of Director Restricted Stock awarded to a Nonemployee Director
(i) shall vest in increments of one-third of the total number of shares of Director Restricted Stock (rounded up to the nearest whole number) that are the subject of such Award on the first and second anniversaries of the date of grant and all remaining shares of Director Restricted Stock that are the subject of such Award on the third anniversary of the date of grant and (ii) shall fully vest (to the extent not previously vested pursuant to clause (i) above) upon a failure to reelect the Nonemployee Director as Director, the death of the Director or the resignation of the Director by reason of Disability or at the request of a majority of the other Directors. All unvested shares of Director Restricted Stock granted to a Nonemployee Director shall be forfeited if the Nonemployee Director resigns as a Director without the consent of a majority of the other Directors. Under such terms and conditions as may be established by the Committee and, in lieu of Restricted Stock to be automatically awarded as of an Annual Award Date, a Nonemployee Director may irrevocably elect to receive an equivalent amount of Phantom Stock Units under the Company's Deferred Compensation Plan for Nonemployee Directors in which event no Restricted Stock shall be automatically awarded to a Nonemployee Director on such date.

     In addition to the Director Restricted Stock automatically awarded pursuant to the immediately preceding paragraph, a Nonemployee Director may make an annual election to receive, in lieu of all or any portion of the Director's fees he or she would otherwise be entitled to receive in cash during the next year (including both annual retainer and meeting fees), a number of shares of Director Restricted Stock (rounded up to the nearest whole number) having a Fair Market Value equal to 110% of a fraction the numerator of which is equal to the dollar amount of fees the Nonemployee Director elects to forego in the next year in exchange for Director Restricted Stock and the denominator of which is equal to the Fair Market Value of the Common Stock on the effective date of the election. Each annual election made by a Nonemployee Director pursuant to this paragraph 9(b) (i) shall take the form of a written document signed by such Nonemployee Director and filed with the Secretary of the Company, (ii) shall designate the dollar amount of the fees the Nonemployee Director elects to forego in the next year in exchange for Director Restricted Stock and (iii) to the extent provided by the Committee in order to ensure that the Award of the Director Restricted Stock is exempt from
Section 16 by virtue of Rule 16b-3, shall be irrevocable and shall be made prior to the date as of which such Award of Director Restricted Stock is to be effective. An Award of Director Restricted Stock at the election of a Nonemployee Director shall be effective on the next Annual Director Award Date.

     Any Award of Director Restricted Stock shall be embodied in a Director Award Agreement, which shall contain the terms, conditions and limitations set forth above and shall be signed by the Participant to whom the Director Restricted Stock is granted and by an Authorized Officer for and on behalf of the Company.

     10.  Payment of Awards.

     (a) General. Payment of Employee Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Employee Award is made in the form of Restricted Stock, the Employee Award Agreement relating to such shares shall specify whether they are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

     (b) Deferral. With the approval of the Committee, payments in respect of Employee Awards may be deferred, either in the form of installments or a future lump sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Employee Awards in accordance with procedures established by the Committee. Any deferred payment of an Employee Award, whether elected by the Participant or specified by the Employee Award Agreement or by the Committee, may be forfeited if and to the extent that the Employee Award Agreement so provides.

     (c) Dividends and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Employee Award consisting of shares of Common Stock or units denominated in shares of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and Dividend Equivalents for Employee Awards consisting of shares of Common Stock or units denominated in shares of Common Stock.

     (d) Substitution of Awards. At the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

     11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock or Director Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants who are Employees to tender Common Stock (including by attestation of ownership) or other Employee Awards; provided that any Common Stock that is or was the subject of an Employee Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Employee Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock or Director Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock or Director Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.

     12. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, or if later, the date of income recognition, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, on either a short term or demand basis, from the Company to a Participant who is an Employee to permit the payment of taxes required by law.

     13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant.

     14. Assignability. Except as provided below, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted to a Participant to be transferable to:

     (a) the spouse, parents, children, stepchildren, grandchildren or legal dependents of the Participant ("Immediate Family Members");

     (b) a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members, or;

     (c) a partnership in which the only partners are the Participant, such Immediate Family Members and/or a trust or trusts solely for the benefit of the Participant and/or such Immediate Family Members, provided that:

               (i)   there may be no consideration for any such transfer;

               (ii) the Employee Award Agreement pursuant to which such Options are granted expressly provides for transferability in a manner consistent with this paragraph 14, and

               (iii) subsequent transfers of transferred Options shall be prohibited except those to the Participant or individuals or entities described in clauses (a), (b) or (c) above, or by the laws of descent or distribution.

Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, including but not limited to, (i) restrictions or other provisions relating to competition or other conduct detrimental to the Company, and (ii) the obligation of the Participant for payment of taxes with respect to the exercise of such Options and the rights of the Company to withhold such taxes from the Participant or to otherwise require the Participant to satisfy all obligations for the withholding of such taxes as contemplated by paragraph 12 above. The provisions relating to the period of exercisability and expiration of the Option shall continue to be applied with respect to the original Participant, and the Options shall be exercisable by the transferee only to the extent, and for the periods, set forth in the Employee Award Agreement.

     The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 14 shall be null and void.

     15.  Adjustments.

     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

     (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, (v) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9(a) hereof, (vi) the number of shares of Director Restricted Stock automatically granted pursuant to paragraph 9(b) hereof and
(vii) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, the adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board or Committee shall make appropriate adjustments to (i) the number of shares of Common Stock covered by Awards in the form of Common Stock or units denominated in Common Stock, (ii) the exercise or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, (iv) the number of shares of Common Stock covered by Director Options automatically granted pursuant to paragraph 9(a) hereof, (v) the number of shares of Director Restricted Stock automatically granted pursuant to paragraph 9(b) hereof and
(vi) the Stock Based Awards Limitations to give effect to such transaction shall each be proportionately adjusted by the Board to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized to issue or assume Awards by means of substitution of new Awards, as appropriate, for previously issued Awards or an assumption of previously issued Awards as part of such adjustment.

     16.  Restrictions.   No Common Stock or other form of payment shall be
issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention, and that if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock certificates delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

     17. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

     18. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Delaware.

                                                --------------------------------
                                                WHEN PROXY IS OKAYED PLEASE SIGN
                                                         & DATE IT ABOVE


                               ADMISSION TICKET
                                  [EDS LOGO]

                      2001 ANNUAL MEETING OF SHAREHOLDERS
                            MAY 22, 2001, 1:00 P.M.
                               The Plano Centre
                         2000 E. Spring Creek Parkway
                              Plano, Texas 75074


                            [MAP WITH INSTRUCTIONS]


--------------------------------------------------------------------------------
                         PROXY/VOTING INSTRUCTION CARD
        This Proxy is solicited on behalf of the Board of Directors of
                      ELECTRONIC DATA SYSTEMS CORPORATION
            for the Annual Meeting of Shareholders on May 22, 2001

  The undersigned hereby authorizes Richard H. Brown, Jeffrey M. Heller, and D. Gilbert Friedlander, and each or any of them with power to appoint his substitute, to vote as Proxy for the undersigned at the Annual Meeting of Shareholders to be held at The Plano Centre, 2000 E. Spring Creek Parkway, Plano, TX 75074 on May 22, 2001, at 1:00 p.m., or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The Proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

  This card also constitutes your voting instructions for shares held in the EDS 401(k) Plan, the EDS Stock Purchase Plan, the EDS Puerto Rico Savings Plan, the GM Savings Stock Purchase Program, the GM Personal Savings Plan, the Delphi Automotive Savings Stock Purchase Plan and the Delphi Automotive Personal Savings Plan, and the undersigned hereby authorizes the respective trustees/administrators of such plans to vote the shares held in the undersigned's accounts. Generally, shares in any of these plans will NOT be voted unless this proxy (which constitutes your voting instructions) is returned, although unvoted shares in the EDS 401(k) Plan may, and unvoted shares in the GM Savings Stock Purchase Program and the Delphi Automotive Savings Stock Purchase Plan will, be voted in the discretion of the plans' trustees.

Address Change/Comments:________________________________________________________
                               (SEE OTHER SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                      ELECTRONIC DATA SYSTEMS CORPORATION

                                 MAY 22, 2001


                           PROXY VOTING INSTRUCTIONS


TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
--------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS ===========================> _________________________


               Please Detach and Mail in the Envelope Provided

A [X] Please mark your
      vote as in this
      example
                  FOR all nominees              WITHHOLD         (The Board of Directors recommends a vote "FOR" Items 1, 2 and 3.)
               listed at right (except         AUTHORITY         (The Board of Directors recommends a vote "AGAINST" Items 4 and 5.)
                  as marked to the      to vote for all nominees
                  contrary below)            listed at right
1. Election of                                                   Nominees: William M. Daley
   Directors          [__]                       [__]                      Roger A. Enrico
                                                                           C. Robert Kidder

(INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list at right.)

                                                       FOR              AGAINST         ABSTAIN

2. Ratification of appointment of auditors            [__]                [__]           [__]

3. Approval of the Amended and Restated EDS
   Incentive Plan.                                    [__]                [__]           [__]

4. Shareholder proposal regarding rights plan.        [__]                [__]           [__]

5. Shareholder proposal regarding majority
   vote.                                              [__]                [__]           [__]

To include any comments or change of address,
mark this box and use the reverse side.               [__]
                                                                Please mark
If you do not want to receive an Annual Report for              this box if you
this account, please mark this box.                   [__]      plan to attend      [__]
                                                                the Annual
                                                                Meeting.



SIGNATURE(S):_________________________________________________________ Dated: ___________2001
NOTE: Please sign exactly as name appears on this card. When signing as attorney, executor, administrator, trustee, guardian, or corporation official, please give full title. Each joint owner must sign the proxy.